PROSPECTUS SUPPLEMENT
(to prospectus dated June 7, 2006)

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                                                            $202,795,000
                                                            (APPROXIMATE)

                                          BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-2
                                                           ISSUING ENTITY

                                              ASSET-BACKED CERTIFICATES, SERIES 2006-2


                                                      EMC MORTGAGE CORPORATION
                                                               SPONSOR

                                                       WELLS FARGO BANK, N.A.
                                            MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                             BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                                              DEPOSITOR
|-----------------------|    The issuing entity is offering the following classes of certificates pursuant to this prospectus
| CONSIDER CAREFULLY    |    supplement and the accompanying prospectus:
| THE RISK FACTORS      |
| BEGINNING ON PAGE     |                          ORIGINAL                                           ORIGINAL
| S-14 IN THIS          |                        CERTIFICATE                                         CERTIFICATE
| PROSPECTUS            |                         PRINCIPAL                                           PRINCIPAL      PASS-THROUGH
| SUPPLEMENT AND ON     |        CLASS            BALANCE(1)      PASS-THROUGH RATE      CLASS        BALANCE(1)          RATE
| PAGE 4 IN THE         |    ---------------    --------------   ------------------   -----------   -------------   ---------------
| PROSPECTUS.           |
|                       |       Class A-1       $  107,447,000    Adjustable(2)(3)     Class M-3    $  7,787,000    Adjustable(2)(3)
| The certificates      |       Class A-2       $   34,704,000    Adjustable(2)(3)     Class M-4    $  3,520,000    Adjustable(2)(3)
| represent             |       Class A-3       $   20,000,000    Adjustable(2)(3)     Class M-5    $  3,414,000    Adjustable(2)(3)
| obligations of the    |       Class M-1       $   15,575,000    Adjustable(2)(3)     Class M-6    $  2,987,000    Adjustable(2)(3)
| trust only and do     |       Class M-2       $    4,374,000    Adjustable(2)(3)     Class M-7    $  2,987,000    Adjustable(2)(3)
| obligations of the    |
| not represent an      |    --------------------
| interest in or        |    (1)    Approximate. The initial certificate principal balance of each class is subject to a variance of
| obligation of Bear    |           plus or minus 10%.
| Stearns Asset Backed  |
| Securities I LLC,     |    (2)    The pass-through rates on these classes of certificates are adjustable rates based on One-Month
| EMC Mortgage          |           LIBOR subject to a maximum rate, in each case as described under "Summary--Description of the
| Corporation, Wells    |           Certificates--Pass-Through Rates" in this prospectus supplement.
| Fargo Bank, N.A.,     |
| JPMorgan Chase Bank,  |    (3)    Subject to a step-up if the optional termination right is not exercised.
| N.A. or any of their  |
| affiliates.           |    The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage
|                       |    loans, substantially all of which are fully or negatively amortizing and secured by first liens on one-
| This prospectus       |    to four-family residential properties.
| supplement may be     |
| used to offer and     |
| sell the offered      |    Credit enhancement will be provided by:
| certificates only if  |
| accompanied by the    |       o excess spread and overcollateralization
| prospectus.           |       o subordination of the Class M certificates
------------------------|       o an interest rate swap agreement.

                             Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in July 2006.

                             NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT
                             THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                             CONTRARY IS A CRIMINAL OFFENSE.

                             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS
                             OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

                             The underwriter will deliver the offered certificates in book-entry form only through the facilities of
                             The Depository Trust Company, Clearstream and Euroclear on or about July 11, 2006.

                                                      BEAR, STEARNS & CO. INC.
                                        The date of the prospectus supplement is July 6, 2006


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                                                   TABLE OF CONTENTS
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                   PROSPECTUS SUPPLEMENT                                            PROSPECTUS
                   ---------------------                                            ----------
SUMMARY..........................................S-4           Risk Factors........................................4
RISK FACTORS....................................S-14           Description of the Securities......................14
THE MORTGAGE POOL...............................S-32           The Trust Funds....................................24
SERVICING OF THE MORTGAGE LOANS.................S-43           Credit Enhancement.................................45
DESCRIPTION OF THE CERTIFICATES.................S-55           Servicing of Loans.................................51
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...S-93           The Agreements.....................................60
USE OF PROCEEDS................................S-112           Material Legal Aspects of the Loans................75
FEDERAL INCOME TAX CONSEQUENCES................S-112           The Sponsor........................................89
STATE TAXES....................................S-114           The Depositor......................................90
ERISA CONSIDERATIONS...........................S-114           Use of Proceeds....................................91
METHOD OF DISTRIBUTION.........................S-115           Material Federal Income Tax Considerations.........91
LEGAL MATTERS..................................S-116           Reportable Transactions...........................124
LEGAL PROCEEDINGS..............................S-116           State and Local Tax Considerations................124
AFFILIATIONS, RELATIONSHIPS AND RELATED                        ERISA Considerations..............................124
 TRANSACTIONS..................................S-116           Legal Matters.....................................134
RATINGS........................................S-117           Financial Information.............................134
LEGAL INVESTMENT...............................S-117           Available Information.............................134
AVAILABLE INFORMATION..........................S-119           Incorporation of Certain Information
REPORTS TO CERTIFICATEHOLDERS..................S-120                by Reference.................................135
INCORPORATION OF INFORMATION BY REFERENCE......S-120           Ratings...........................................135
INDEX OF DEFINED TERMS.........................S-121           Legal Investment Considerations...................136
                                                               Plan of Distribution..............................138
SCHEDULE A -  Mortgage Loan                                    Glossary of Terms.................................139
              Statistical Data...................A-1
ANNEX I -     Global Clearance, Settlement and
              Tax Documentation Procedures.......I-1

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                                      S-2
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              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-63 of this prospectus supplement, "Index of Defined Terms" beginning on page S-121 of this prospectus supplement or "Glossary of Terms" beginning on page 139 of the prospectus.

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                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

         Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


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
THE CERTIFICATES                                        Stearns Companies Inc. and an affiliate
                                                        of Bear, Stearns & Co. Inc.
Asset-Backed Certificates, Series 2006-2,
represent beneficial ownership interests in a           SPONSOR
trust fund that consists primarily of a pool
of fixed rate, hybrid and adjustable rate               EMC Mortgage Corporation, in its capacity as
mortgage loans, substantially all of which              a mortgage loan seller, a Delaware
are fully or negatively amortizing and                  corporation and an affiliate of the depositor
secured by first liens on one- to four-family           and Bear, Stearns & Co. Inc., which will sell
residential properties and certain other                the mortgage loans to the depositor.
property and assets described in this
prospectus supplement.                                  MASTER SERVICER

ORIGINATORS                                             Wells Fargo Bank, N.A.

The principal originators of the mortgage               SERVICERS
loans are United Companies Financial
Corporation and Wells Fargo Bank, N.A., with            The primary servicer of the mortgage loans is
respect to approximately 36.00% and 19.82%,             EMC Mortgage Corporation, which services
respectively, in each case, by stated                   approximately 91.04% of the cut-off date
principal balance as of the cut-off date (the           principal balance of the mortgage loans. No
"cut-off date principal balance"). No other             other entity is a servicer of at least 10% of
entity originated or acquired over 10% of the           the cut-off date principal balance of the
cut-off date principal balance of the                   mortgage loans.
mortgage loans.
                                                        We refer you to "Servicing of the Mortgage
We refer you to "The Mortgage Pool" in this             Loans" in this prospectus supplement for a
Prospectus Supplement for a description of              description of the servicing of the mortgage
the applicable underwriting criteria.                   loans.

DEPOSITOR                                               TRUSTEE

Bear Stearns Asset Backed Securities I LLC, a           JPMorgan Chase Bank, N.A., a national banking
Delaware limited liability company and a                association.
limited purpose finance subsidiary of The Bear

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SECURITIES ADMINISTRATOR                                possibility that certain mortgage loans may
                                                        become delinquent or default or may be
Wells Fargo Bank, N.A., a national banking              removed or substituted and that similar or
association.                                            different mortgage loans may be added to the
                                                        pool prior to the closing date.
PAYING AGENT AND CERTIFICATE REGISTRAR
                                                        All percentages, amounts and time periods
Wells Fargo Bank, N.A., a national banking              with respect to the characteristics of the
association.                                            mortgage loans shown in this prospectus
                                                        supplement and in schedule A to this
SWAP PROVIDER                                           prospectus supplement are subject to a
                                                        variance of plus or minus 10%.
Wachovia Bank, N.A., a national banking
association.                                            Approximately 42.99% of the mortgage loans,
                                                        by cut-off date principal balance, are hybrid
ISSUING ENTITY                                          mortgage loans which, as of the cut-off date,
                                                        are in their fixed rate period. "Hybrid
Bear Stearns Asset Backed Securities I Trust            mortgage loans" are fixed rate mortgage loans
2006-2, a New York common law trust.                    that convert to adjustable rate mortgage
                                                        loans after an initial stated period of time
POOLING AND SERVICING AGREEMENT                         ranging from one to ten years.

The pooling and servicing agreement dated as            For many of the hybrid mortgage loans, a
of June 1, 2006, among the sponsor, the                 period of time has elapsed since the date of
master servicer, the depositor, the                     their origination. As a result, some hybrid
securities administrator and the trustee,               mortgage loans may no longer be in their
under which the trust will be formed and will           fixed rate period, or may convert to an
issue the certificates.                                 adjustable rate within a shorter period of
                                                        time than their initial stated fixed rate
CUT-OFF DATE                                            period. The weighted average number of months
                                                        until the next (or in the case of hybrid
The close of business on June 1, 2006.                  loans in their fixed rate period, initial)
                                                        interest rate adjustment date for each
CLOSING DATE                                            mortgage loan is indicated in the table
                                                        below.
On or about July 11, 2006.
                                                        The interest rate borne by the adjustable
THE MORTGAGE LOANS                                      rate mortgage loans, including the hybrid
                                                        loans in their adjustable rate period, will
The aggregate principal balance of the                  adjust in each case based on a related index
mortgage loans as of the cut-off date is                plus a fixed percentage set forth in or
approximately $213,356,419. The mortgage                computed in accordance with the related note
loans are fixed, hybrid and adjustable rate             subject to rounding and to certain other
mortgage loans, substantially all of which              limitations, including an initial cap, a
are fully or negatively amortizing and                  subsequent periodic cap on each adjustment
secured by first liens on primarily one- to             date and a maximum lifetime mortgage rate,
four-family residential properties.                     all as more fully described under "The
                                                        Mortgage Pool" in this prospectus supplement.
The characteristics of the mortgage loans as            As to each such adjustable rate mortgage
described in this prospectus supplement and             loan, the related servicer will be
in Schedule A may differ from the final pool            responsible for calculating and implementing
as of the closing date due, among other                 interest rate adjustments.
things, to the
                                                        Approximately 3.84% of the mortgage loans, by
                                                        stated principal balance as of the cut-off-
                                                        date,

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have a negative amortization feature, under                  Fixed rate fully
which accrued interest on such mortgage loan                 amortizing                               24.22%
will be deferred and added to the principal                  Fixed rate balloon loans                  1.06%
balance of that mortgage loan to the extent                  Adjustable rate fully
that the minimum monthly payment on such                       amortizing                              5.25%
mortgage loan on its interest payment date is                Hybrid fully amortizing                  69.25%
less than the amount of accrued interest due                 Hybrid balloon loans                      0.22%
on that mortgage loan on that payment date.
                                                        Indices:
The stated principal balance of each mortgage                1-year CMT                                1.50%
loan generally has been calculated on the                    6-month LIBOR                            69.10%
assumption that the principal portion of all                 1-year LIBOR                              0.23%
monthly payments due with respect to each                    1-month LIBOR                             1.19%
mortgage loan on or before the cut-off date                  MTA                                       2.71%
has been received.
                                                        Types of mortgage properties:
Set forth below is certain information                       Single family dwellings                  80.41%
regarding the mortgage loans and the related                 Condominium                               3.16%
mortgaged properties as of the cut-off date.                 Planned Unit Development                 10.65%
The information provided is approximate. All                 2-4 family dwellings                      5.29%
weighted average information provided below                  Townhouse                                 0.26%
reflects weighting of the mortgage loans by                  Co-op                                     0.01%
their stated principal balances as of the                    Manufactured Home                         0.22%
cut-off date.
                                                        Owner Occupied                                92.97%
Schedule A, which is attached and is a part             Investor Property                              5.10%
of this prospectus supplement, presents more            Second Home                                    1.93%
detailed statistical information relating to
the mortgage loans. You should also refer to            First liens                                  100.00%
"The Mortgage Pool" in this prospectus
supplement.                                             State concentrations (over
                                                             5%):
The following table summarizes the                           California                               11.19%
approximate characteristics of the mortgage                  Florida                                   6.97%
loans as of the cut-off date:                                Georgia                                   5.66%
                                                             Texas                                     5.43%
Number of mortgage loans                       2,702
Aggregate principal balance             $213,356,419    Delinquencies:
Average principal balance                    $78,962         31-60 days                                9.63%
Range of principal balances                $2,343 to
                                          $1,340,314    Adjustable rate loans:
Range of mortgage rates            4.750% to 15.750%    Weighted average:
Weighted average mortgage rate                8.762%         Gross Margin                             5.330%
Weighted average                                             Periodic Cap                             1.608%
     loan-to-value ratio                      81.43%         Maximum Mortgage
Range of scheduled remaining             6 months to           Rate                                  14.546%
     terms to maturity                    475 months         Months to Next
Weighted average scheduled                                     Adjustment                          11 months
     remaining term to
     maturity                             296 months    REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

Original term:                                          The trustee (or the applicable custodian as
     0-180 months                              8.54%    its agent) will acknowledge the sale,
     181-360 months                           90.73%    transfer and assignment to it by the
     361+ months                               0.73%    depositor and receipt of, subject to further
                                                        review and the exceptions, the mortgage
Interest rate type:                                     loans. If the trustee (or the applicable
                                                        custodian as its agent) finds that any
                                                        mortgage loan is defective on its face due to
                                                        a breach of the representations and
                                                        warranties with respect to that loan made in
                                                        the transaction agreements,

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the trustee (or the applicable custodian as             information with respect to the Class B-IO
its agent) will promptly notify the sponsor             Certificates and the Class R Certificates in
of such defect. The sponsor must then correct           this prospectus supplement solely to provide
or cure any such defect within 90 days from             you a better understanding of the offered
the date of notice from the trustee (or the             certificates.
applicable custodian as its agent) of the
defect and if the sponsor fails to correct or           The final scheduled distribution date for the
cure such defect within such period and such            offered certificates is the distribution date
defect materially and adversely affects the             in July 2036.
interests of the certificateholders in the
related mortgage loan, the sponsor will, in             RECORD DATE
accordance with the terms of the pooling and
servicing agreement, within 90 days of the              The business day preceding the applicable
date of notice, provide the trustee (or the             distribution date so long as the certificates
applicable custodian as its agent) with a               remain in book-entry form; and otherwise the
substitute mortgage loan (if within two years           last business day of the month preceding the
of the closing date) or repurchase the                  month in which such distribution date occurs.
mortgage loan; provided that, if such defect
would cause the mortgage loan to be other               DENOMINATIONS
than a "qualified mortgage" as defined in
Section 860G(a)(3) of the Internal Revenue              For each class of offered certificates,
Code, any such cure or substitution must                $25,000 and multiples of $1,000 in excess
occur within 90 days from the date such                 thereof (except that one certificate may be
breach was discovered.                                  issued in an amount equal to the remainder of
                                                        that class).
DESCRIPTION OF THE CERTIFICATES
                                                        REGISTRATION OF CERTIFICATES
GENERAL
                                                        The trust will issue the offered certificates
The trust will issue senior and subordinate             initially in book-entry form. Persons
certificates. Classes with the letter "A" in            acquiring beneficial ownership interests in
their class name represent senior interests             book-entry certificates may elect to hold
in the mortgage pool and we sometimes refer             their beneficial interests through The
to these certificates as Class A Certificates           Depository Trust Company, in the United
or senior certificates. Classes with the                States, or Clearstream Luxembourg or
letter "M" in their class name represent                Euroclear, in Europe.
subordinate interests in the mortgage pool
and we sometimes refer to these certificates            We refer you to "Description of the
as Class M Certificates or subordinate                  Certificates -- Book-Entry Registration" and
certificates.                                           "Annex I--Global Clearance, Settlement and
                                                        Tax Documentation Procedures" in this
We sometimes refer to the senior certificates           prospectus supplement.
and the subordinate certificates as the
offered certificates.                                   PASS-THROUGH RATES

The Class R Certificates, which we are not              The pass-through rates for each class of
offering by this prospectus supplement,                 offered certificates may change from
represent the residual interests in one or              distribution date to distribution date. The
more real estate mortgage investment conduits           pass-through rate will therefore be adjusted
established by the trust.                               on a monthly basis. Investors will be
                                                        notified of a pass-through rate adjustment
The trust will also issue the Class B-IO                through the monthly distribution reports as
Certificates, which we are not offering by              described under "Description of the
this prospectus supplement. We have included            Certificates - Reports to Certificateholders"
                                                        in this prospectus supplement. On any distribution

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date, the pass-through rate per annum for               The "optional termination date" is the first
each such class will be equal to:                       distribution date that the depositor would
                                                        have the option to purchase all of the
(a) One-Month LIBOR for the related accrual             remaining trust assets, as described under
    period plus the per annum pass-through              "Optional Termination" below.
    margins of:
                                                        The "interest rate cap" for each of the
     o    for the Class A-1 certificates,               certificates is equal to the weighted average
          initially 0.130% and after the                of the net mortgage rates of the mortgage
          optional termination date, 0.260%,            loans as of the first day of the related due
                                                        period, adjusted to an effective rate
     o    for the Class A-2 certificates,               reflecting the accrual of interest on an
          initially 0.390% and after the                actual/360 basis and further adjusted for any
          optional termination date, 0.780%,            net swap payments and certain swap
                                                        termination payments as described in this
     o    for the Class A-3 certificates,               prospectus supplement.
          initially 0.270% and after the
          optional termination date, 0.540%,            If on any distribution date, the pass-through
                                                        rate for a class of offered certificates is
     o    for the Class M-1 certificates,               based on the interest rate cap and the amount
          initially 0.420% and after the                of such limitation exceeds the amount
          optional termination date, 0.630%,            available for such class from payments under
                                                        the interest rate swap agreement, the holders
     o    for the Class M-2 certificates,               of the related certificates may receive a
          initially 0.450% and after the                lesser amount of interest than they would
          optional termination date, 0.675%,            have received on such distribution date had
                                                        the pass-through rate for that class not been
     o    for the Class M-3 certificates,               calculated based on its interest rate cap.
          initially 0.550% and after the                Any such shortfall amounts will be carried
          optional termination date, 0.825%,            over to future distribution dates and will be
                                                        paid to the extent there are available funds
     o    for the Class M-4 certificates,               therefor.
          initially 0.650% and after the
          optional termination date, 0.975%,            We refer you to "Description of the
                                                        Certificates - Distributions" in this
     o    for the Class M-5 certificates,               prospectus supplement.
          initially 1.350% and after the
          optional termination date, 2.025%,            DISTRIBUTION DATES

     o    for the Class M-6 certificates,               The paying agent will make distributions on
          initially 1.750% and after the                the certificates on the 25th day of each
          optional termination date, 2.625%,            calendar month beginning in July 2006 to the
          and                                           appropriate holders of record. If the 25th
                                                        day of a month is not a business day, then
     o    for the Class M-7 certificates,               the paying agent will make distributions on
          initially 2.500% and after the                the next business day after the 25th day of
          optional termination date, 3.750%,            the month.
          but
                                                        INTEREST PAYMENTS
(b) in each case subject to the interest rate
    cap for such distribution date as described         On each distribution date holders of the
    below.                                              offered certificates will be entitled to
                                                        receive:

                                                              o   the interest that has accrued on
                                                                  the certificate principal balance
                                                                  of such class of certificates at
                                                                  the related pass-
          through rate (subject to the interest              o    principal payments on the mortgage
          rate cap) during the related accrual                    loans and
          period,
                                                             o    interest payments on the mortgage
          plus                                                    loans not needed to pay interest on
                                                                  the certificates and monthly fees
     o    any interest due on a prior                             and expenses, until a specified
          distribution date that was not                          overcollateralization level has
          paid,                                                   been reached.

          minus                                         You should review the priority of payments
                                                        described under "Description of the
     o    certain shortfalls in interest                Certificates - Distributions" in this
          collections allocated to that class           prospectus supplement.
          of certificates.
                                                        CREDIT ENHANCEMENT
In the event that an increase in the
interest-rate index relating to a negative              Credit enhancement provides limited
amortization mortgage loan causes interest to           protection to holders of specified
accrue on that mortgage loan for a given                certificates against shortfalls in payments
month in excess of the scheduled monthly                received on the mortgage loans. This
payment then payable on the related due date            transaction employs the following forms of
for that mortgage loan, the amount of such              credit enhancement:
excess will be added to the outstanding
principal balance of that mortgage loan in              SUBORDINATION. By issuing senior certificates
the form of "negative amortization."                    and subordinate certificates, the trust has
                                                        increased the likelihood that senior
The offered certificates may receive                    certificateholders will receive regular
additional interest distributions as we have            payments of interest and principal.
described below under "Description of the
Certificates -- The Interest Rate Swap                  The senior certificates will have payment
Agreement."                                             priority over the subordinate certificates.

The accrual period for the offered                      Among the classes of subordinate
certificates will be the period from and                certificates:
including the preceding distribution date (or
from the closing date, in the case of the                    o    the Class M-1 certificates will
first distribution date) to and including the                     have payment priority over the
day prior to the current distribution date.                       Class M-2 certificates, the Class
Investors will be notified of a pass-through                      M-3 certificates, the Class M-4
rate adjustment through the monthly                               certificates, the Class M-5
distribution reports.                                             certificates, the Class M-6
                                                                  certificates and the Class M-7
Calculations of interest on the offered                           certificates;
certificates will be based on a 360-day year
and the actual number of days elapsed during                 o    the Class M-2 certificates will
the related accrual period.                                       have payment priority over the
                                                                  Class M-3 certificates, the Class
PRINCIPAL PAYMENTS                                                M-4 certificates, the Class M-5
                                                                  certificates, the Class M-6
On each distribution date, distributions of                       certificates and the Class M-7
principal will be made on the offered                             certificates;
certificates, in the priorities described in
this prospectus supplement, if there is cash                 o    the Class M-3 certificates will
available on that date for the payment of                         have payment priority over the
principal to the applicable class. Monthly                        Class M-4 certificates, the Class
principal distributions will generally                            M-5 certificates, the Class M-6
include:                                                          certificates and the Class M-7
                                                                  certificates;

     o    the Class M-4 certificates will               mortgage loans to be higher than the weighted
          have payment priority over the                average pass-through rate on such offered
          Class M-5 certificates, the Class             certificates. This higher interest rate will
          M-6 certificates and the Class M-7            be paid on an aggregate principal balance of
          certificates;                                 mortgage loans that is larger than the
                                                        aggregate principal balance of the
     o    the Class M-5 certificates will               certificates. Interest payments received in
          have payment priority over the                respect of the mortgage loans in excess of
          Class M-6 certificates and the                the amount that is needed to pay interest on
          Class M-7 certificates; and                   the offered certificates and related trust
                                                        expenses will be used to reduce the total
     o    the Class M-6 certificates will               principal balance of such certificates until
          have payment priority over the                a required level of overcollateralization has
          Class M-7 certificates;                       been achieved. As of the closing date, the
                                                        aggregate principal balance of the mortgage
Subordination provides the holders of                   loans as of the cut-off date will exceed the
certificates having a higher payment priority           aggregate principal balance of the
with protection against losses realized when            certificates by approximately $10,561,419.
the unpaid principal balance on a mortgage
loan exceeds the proceeds recovered on                  We refer you to "Description of the
liquidation of that mortgage loan. In                   Certificates -- Excess Spread and
general, we accomplish this loss protection             Overcollateralization Provisions" in this
by allocating any realized losses on the                prospectus supplement.
mortgage loans, in excess of any current
overcollateralization and excess spread,                INTEREST RATE SWAP AGREEMENT
among the certificates, beginning with the
class of subordinate certificates with the              The certificates will have the benefit of an
lowest payment priority, until the                      interest rate swap agreement which the
certificate principal balance of that                   trustee, on behalf of the trust, will enter
subordinated class has been reduced to zero.            into with Wachovia Bank, N.A., the swap
We then allocate the realized losses to the             provider, on the closing date. On or before
next most junior class of subordinate                   each distribution date through the
certificates, until the principal balance of            distribution date in June 2010, subject to
each class of subordinate certificates is               earlier termination as set forth in this
reduced to zero. After the certificate                  prospectus supplement, Wells Fargo Bank,
principal balances of all of the subordinate            N.A., as swap administrator, on behalf of the
certificates have been reduced to zero, the             trust, will be obligated to make fixed
principal portion of realized losses on a               payments, and the swap provider will be
mortgage loan occurring during the related              obligated to make floating payments, in each
due period will be allocated to the Class A             case as set forth in the interest rate swap
certificates, in the order of priority set              agreement and as described in this prospectus
forth in this prospectus supplement, until              supplement. To the extent that the fixed
the certificate principal balance of each               payment exceeds the floating payment in
such class has been reduced to zero.                    respect of any distribution date, amounts
                                                        otherwise available to the certificateholders
We refer you to "Description of the                     will be applied to make a net payment to the
Certificates--Distributions" and                        swap administrator for payment to the swap
"--Allocation of Realized Losses" in this               provider. To the extent that the floating
prospectus supplement.                                  payment exceeds the fixed payment in respect
                                                        of any distribution date, the swap provider
EXCESS SPREAD AND OVERCOLLATERALIZATION. We             will make a net swap payment to the swap
expect the mortgage loans to generate more              administrator, and the swap administrator,
interest than is needed to pay interest on              pursuant to a swap administration agreement,
the offered certificates because we expect              will remit such net swap payment to the trust
the weighted average net interest rate of               to the extent needed to cover certain
such                                                    interest shortfalls and basis risk shortfalls
                                                        and to
build overcollateralization for the                     equal to 1/12th of the applicable servicing
certificates as described in this prospectus            fee rate multiplied by the stated principal
supplement.                                             balance of each mortgage loan serviced by it
                                                        as of the due date in the month preceding the
We have described the amounts payable under             month in which such distribution date occurs.
the interest rate swap agreement under                  The servicing fee rate will range from 0.25%
"Description of the Certificates -The                   to 0.50% per annum. Interest shortfalls on
Interest Rate Swap Agreement" in this                   the related mortgage loans resulting from
prospectus supplement. Payments under the               prepayments in full in any calendar month
interest rate swap agreement may mitigate               will be offset by the related servicer or, if
against the effects of the interest rate cap            and to the extent not offset by the related
resulting from a mismatch between the                   servicer, by the master servicer on the
weighted average mortgage rate of the                   distribution date in the following calendar
mortgage loans and the One-Month LIBOR-based            month to the extent of compensating interest
rates on the certificates.                              payments as described in this prospectus
                                                        supplement.
ADVANCES
                                                        OPTIONAL TERMINATION
Each servicer will make cash advances with
respect to delinquent payments of scheduled             EMC Mortgage Corporation may purchase all of
interest and principal (other than principal            the remaining assets in the trust fund when
on any balloon payment and, in the case of a            the stated principal balance of the mortgage
negative amortization loan, only to the                 loans and any foreclosed real estate owned by
extent of the lesser of any minimum monthly             the trust fund has declined to or below 10%
payment or interest due thereon) on the                 of the stated principal balance of the
mortgage loans for which it acts as servicer,           mortgage loans as of the cut-off date. We
in general to the extent that such servicer             refer to this distribution date as the
reasonably believes that such cash advances             "optional termination date." Such a purchase
can be repaid from future payments on the               will result in the early retirement of all
related mortgage loans. If the related                  the certificates.
servicer fails to make any required advances,
the master servicer in general may be                   FEDERAL INCOME TAX CONSEQUENCES
obligated to do so, as described in this
prospectus supplement. These cash advances              For federal income tax purposes, the trust
are only intended to maintain a regular flow            (other than the basis risk reserve fund, the
of scheduled interest and principal payments            swap account, the swap administration
on the certificates and are not intended to             agreement and the interest rate swap
guarantee or insure against losses.                     agreement) will comprise multiple real estate
                                                        mortgage investment conduits, organized in a
We refer you to "Servicing of the Mortgage              tiered REMIC structure. The certificates
Loans" in this prospectus supplement.                   (other than the Class R Certificates) will
                                                        represent beneficial ownership of "regular
SERVICING FEE AND MASTER SERVICING FEE                  interests" in the related REMIC identified in
                                                        the pooling and servicing agreement and
The master servicer will be entitled to                 rights to receive certain payments of Basis
receive a fee as compensation for its                   Risk Shortfall Carry Forward Amounts and
activities under the pooling and servicing              certain payments under the interest rate swap
agreement equal to 1/12th of 0.025% per annum           agreement.
of the aggregate principal balance of the
mortgage loans as of the first day of the               The residual certificates will represent the
month immediately preceding such distribution           beneficial ownership of the sole class of
date. Each of the servicers will be entitled            "residual interest" in a REMIC. Certain
to recover a fee as compensation for its                classes of offered certificates may be issued
activities under the related servicing                  with original issue discount for federal
agreement                                               income tax purposes.



We refer you to "Federal Income Tax                                 STANDARD &
Consequences" in this prospectus supplement                CLASS      POOR'S       FITCH     MOODY'S
and "Material Federal Income Tax                        ---------  -----------   --------   ---------
Considerations" in the prospectus for                   A-1             AAA         AAA        Aaa
additional information concerning the                   A-2             AAA         AAA        Aaa
application of federal income tax laws.                 A-3             AAA         AAA        Aaa
                                                        M-1             AA          AA         Aa2
LEGAL INVESTMENT                                        M-2             AA-         AA-        Aa3
                                                        M-3              A           A          A2
None of the certificates will be "mortgage              M-4             A-          A-          A3
related securities" for purposes of the                 M-5            BBB+        BBB+        Baa1
Secondary Mortgage Market Enhancement Act of            M-6             BBB         BBB        Baa2
1984.                                                   M-7            BBB-        BBB-        Baa3

We refer you to "Legal Investment
Considerations" in the prospectus.                      A rating is not a recommendation to buy, sell
                                                        or hold securities and any rating agency can
ERISA CONSIDERATIONS                                    revise or withdraw such ratings at any time.
                                                        In general, ratings address credit risk and
The Class A Certificates may be purchased by            do not address the likelihood of prepayments.
an employee benefit plan or other retirement
arrangement subject to the Employee
Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of
1986 ("Plan"), but the subordinate
certificates may only be purchased by or on
behalf of a Plan if one of a number of
prohibited transaction class exemptions,
based on the identity of the fiduciary of
such plan or arrangement or the source of
funds used to acquire the certificates, is
applicable to the acquisition and holding of
such certificates.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's," Fitch Ratings, which we refer to as "Fitch," and Moody's
Investors Service, Inc., which we refer to as "Moody's."


                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES
HAVE A GREATER RISK OF LOSS THAN
THE SENIOR CERTIFICATES.
                                        When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates it is sometimes
                                        referred to as "subordination."
                                        References in the following paragraph to "related subordinated classes" means:

                                               o   with respect to the
                                                   senior certificates,
                                                   the subordinate
                                                   certificates; and

                                               o   with respect to the Class M
                                                   Certificates, the Class M
                                                   Certificates having a higher
                                                   numerical designation.

                                        We will provide credit enhancement in
                                        the form of subordination for the
                                        certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this prospectus supplement, realized losses on the mortgage loans would first be allocated to the Class M-7
                                        Certificates until the certificate
                                        principal balance of such Certificates
                                        is reduced to zero. Subsequent realized
                                        losses would be allocated to the next
                                        most junior class of subordinate
                                        certificates, until the certificate
                                        principal balance of that class of
                                        subordinate certificates is reduced to
                                        zero. Accordingly, if the aggregate
                                        principal balance of a subordinated
                                        class were to be reduced to zero,
                                        delinquencies and defaults on the
                                        mortgage loans would reduce the amount
                                        of funds available for distributions to
                                        holders of the remaining subordinated
                                        class or classes and, if the aggregate
                                        principal balance of all such
                                        subordinated classes were to be reduced
                                        to zero and excess spread and
                                        overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related due period will be allocated to the Class A
                                        Certificates, in the order of
                                        priority set forth in this
                                        prospectus supplement, until the
                                        certificate principal balance of
                                        each such class has been reduced to
                                        zero.

                                        In addition to subordination, we will
                                        provide credit enhancement through the
                                        buildup of overcollateralization. See
                                        "Risk Factors--Excess spread may be
                                        inadequate to cover losses and/or to
                                        build overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                                        You should fully consider the risks of
                                        investing in a subordinate certificate,
                                        including the risk that you may not
                                        fully recover your initial investment as a result of realized losses.

                                        We refer you to "Description of the
                                        Certificates" in this prospectus
                                        supplement for additional information.

ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATE
CERTIFICATES
                                        The weighted average lives of, and the
                                        yields to maturity on, the subordinate
                                        certificates will be progressively more
                                        sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                        It is not expected that the subordinate
                                        certificates will be entitled to any
                                        principal distributions until at least
                                        July 2009 or during any period in which
                                        delinquencies or losses on the mortgage
                                        loans exceed certain levels. As a
                                        result, the weighted average lives of
                                        the subordinate certificates will be
                                        longer than would otherwise be the case
                                        if distributions of principal were
                                        allocated among all of the certificates
                                        at
                                        the same time. As a result of the
                                        longer weighted average lives of the
                                        subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                        In addition, the multiple class
                                        structure of the subordinate
                                        certificates causes the yield of such
                                        classes to be particularly sensitive to
                                        changes in the rates of prepayment of
                                        the mortgage loans. Because
                                        distributions of principal will be made
                                        to the holders of such certificates
                                        according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE
INADEQUATE TO COVER LOSSES
AND/OR TO BUILD
OVERCOLLATERALIZATION
                                        The mortgage loans are expected to
                                        generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates and trust fund expenses, or "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating
                                        "overcollateralization," up to a
                                        specified target level. In addition,
                                        amounts payable to the trust under the
                                        interest rate swap agreement may be used to build overcollateralization.
                                        Furthermore, upon the occurrence of a
                                        40-year trigger event, as described in
                                        this prospectus supplement, amounts
                                        otherwise payable to the non-offered
                                        certificates may be used to build
                                        overcollateralization up to a specified
                                        level. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the certificates (other than the
                                        Class B-IO Certificates and the
                                        residual certificates, which do not
                                        have certificate principal
                                        balances) on the closing date by an
                                        amount approximately equal to the
                                        specified overcollateralization
                                        amount we describe in this
                                        prospectus supplement.

                                        The excess spread available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        advanced or recovered in respect of the
                                        mortgage loans during the related due
                                        period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                        If the protection afforded by
                                        overcollateralization is insufficient,
                                        then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY
REDUCE THE YIELDS ON THE
OFFERED CERTIFICATES
                                        The pass-through rates on the offered
                                        certificates are each subject to an
                                        interest rate cap based upon the
                                        weighted average of the net mortgage
                                        rates on the mortgage loans. If on any
                                        distribution date the pass-through rate
                                        for a class of offered certificates is
                                        based on the interest rate cap and the
                                        amount of such limitation exceeds the
                                        amount payable to such class out of
                                        payments under the interest rate swap
                                        agreement, the holders of the
                                        certificates will receive a smaller
                                        amount of interest than they would have
                                        received on that distribution date had
                                        the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY
NOT ALWAYS RECEIVE INTEREST
BASED ON ONE-MONTH LIBOR
PLUS THE RELATED MARGIN
                                        The offered certificates may not always
                                        receive interest at a rate equal to
                                        One-Month LIBOR plus the applicable
                                        margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                        To the extent interest on the offered
                                        certificates on a distribution date is
                                        limited to the interest rate cap, the
                                        difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                                        In addition, although the certificates
                                        are entitled to payments under the
                                        interest rate swap agreement during
                                        periods of increased One-Month LIBOR
                                        rates through the distribution date in
                                        June 2010, the swap provider will only
                                        be obligated to make such payments under certain circumstances. We refer you to "Description of the Certificates--The Interest Rate Swap Agreement" in this prospectus supplement for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

MORTGAGE LOANS WITH INTEREST-
ONLY PAYMENTS
                                        As of the cut-off date, approximately
                                        14.21% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

THE ORIGINATOR OF CERTAIN OF
THE MORTGAGE LOANS HAS CEASED
OPERATIONS AS A RESULT OF
FINANCIAL DIFFICULTIES
                                        Mortgage loans constituting
                                        approximately 36.00% of the cut-off date principal balance of the mortgage loans were originated or purchased by United Companies Financial Corporation
                                        (referred to herein as United
                                        Companies). In March 1999, United
                                        Companies filed for bankruptcy
                                        protection. The sponsor acquired
                                        substantially all of these mortgage
                                        loans from clean-up calls of several
                                        series of United Companies' sponsored
                                        mortgage pass-through certificates,
                                        which such mortgage loans backed. There
                                        can be no assurance that the performance of these mortgage loans will correlate with the performance of mortgage loans originated by United Companies in prior years, or correlate with the performance of mortgage loans historically serviced by EMC Mortgage Corporation.

THE ORIGINATORS OF A PORTION
OF THE MORTGAGE LOANS HAVE
OPERATED SUBJECT TO
FINANCIAL CONSTRAINTS
                                        Certain originators of mortgage loans,
                                        including United Companies, have sought
                                        bankruptcy protection, ceased active
                                        operations or operated subject to
                                        financial constraints. There can be no
                                        assurance that the performance of these
                                        mortgage loans will correlate with the
                                        performance of mortgage loans
                                        historically serviced by EMC Mortgage
                                        Corporation.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-
CONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT IN
LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED
CERTIFICATES
                                        The mortgage loans were underwritten
                                        generally in accordance with
                                        underwriting standards which are
                                        primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND
OTHER IMPAIRED MORTGAGE
LOANS MAY INCREASE RISK OF
LOSS
                                        Approximately 9.63% of the mortgage
                                        loans, by cut-off date principal
                                        balance, were 30 days or more
                                        contractually delinquent. As a result,
                                        the mortgage pool may bear more risk
                                        than a pool of mortgage loans without
                                        any delinquencies but with otherwise
                                        comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                               o   mortgage loans that violated
                                                   the underwriting guidelines
                                                   or program guidelines under
                                                   which they were originated;

                                               o   mortgage loans that had
                                                   missing or defective loan
                                                   documentation;

                                               o   mortgage loans that were
                                                   previously delinquent;

                                               o   borrowers who may have a
                                                   record of credit write-offs,
                                                   outstanding judgments,
                                                   current or prior bankruptcies
                                                   and other credit items that
                                                   do not satisfy the applicable
                                                   underwriting guidelines;

                                               o   mortgage loans with low
                                                   credit scores and/or high
                                                   current loan-to-value ratios,
                                                   debt service coverage ratios
                                                   or combined amortized
                                                   loan-to-value ratios;

                                               o   seasoned mortgage loans;

                                               o   missing or deficient
                                                   appraisals (for example,
                                                   the comparable properties
                                                   did not support the
                                                   appraised value); or

                                               o   the absence of required
                                                   primary mortgage insurance.

                                        As a result of these characteristics,
                                        the mortgage loans may have increased
                                        delinquencies and losses as compared to
                                        other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES
                                        There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                        In the event that:

                                            o   the mortgaged properties fail
                                                to provide adequate security
                                                for the related mortgage loans,
                                                and

                                            o   the protection provided by the
                                                subordination of certain
                                                classes of certificates and the
                                                availability of
                                                overcollateralization are
                                                insufficient to cover any
                                                shortfall,

                                        you could lose all or a portion of the
                                        money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY
AFFECTED BY THE UNPREDICTABILITY
OF PREPAYMENTS
                                        No one can accurately predict the level
                                        of prepayments that the trust will
                                        experience. The trust's prepayment
                                        experience may be affected by many
                                        factors, including:

                                            o   general economic conditions,

                                            o   the level of prevailing
                                                interest rates,

                                            o   the availability of alternative
                                                financing and

                                            o   homeowner mobility.

                                        Substantially all of the mortgage loans
                                        by stated principal balance as of the
                                        cut-off date contain due-on-sale
                                        provisions, and the related
                                        servicers intend to enforce
                                        those provisions unless doing so is
                                        not permitted by applicable law or
                                        the related servicer, in a manner
                                        consistent with reasonable
                                        commercial practice, permits the
                                        purchaser of the mortgaged property
                                        in question to assume the related
                                        mortgage loan. In addition, certain
                                        of the mortgage loans impose a
                                        prepayment charge in connection
                                        with voluntary prepayments made
                                        within up to five years after
                                        origination, which charges may, if
                                        not waived by a servicer,
                                        discourage prepayments during the
                                        applicable period. Mortgage loans
                                        still subject to such a prepayment
                                        charge constitute approximately
                                        31.36% of the mortgage loans by
                                        stated principal balance as of the
                                        cut-off date. There can be no
                                        assurance that the prepayment
                                        charges will have any effect on the
                                        prepayment performance of the
                                        mortgage loans. The holders of the
                                        offered certificates will not be
                                        entitled to any prepayment
                                        penalties or prepayment charges
                                        collected on the mortgage loans.

                                        The weighted average lives of the
                                        certificates will be sensitive to the
                                        rate and timing of principal payments,
                                        including prepayments on the mortgage
                                        loans, which may fluctuate significantly from time to time.

                                        You should note that:

                                            o   if you purchase your
                                                certificates at a discount and
                                                principal is repaid on the
                                                mortgage loans slower than you
                                                anticipate, then your yield may
                                                be lower than you anticipate;

                                            o   if you purchase your
                                                certificates at a premium and
                                                principal is repaid on the
                                                mortgage loans faster than you
                                                anticipate, then your yield may
                                                be lower than you anticipate;

                                            o   your yield will be sensitive to
                                                the interest rate cap and to the
                                                level of One-Month LIBOR;

                                            o   since repurchases of mortgage
                                                loans as a result of breaches of
                                                representations and warranties
                                                and liquidations of mortgage
                                                loans following default have the
                                                same effect as prepayments, your
                                                yield may be lower than you
                                                expect if the rate of such
                                                repurchases and liquidations is
                                                higher than you expect;

                                            o   the overcollateralization
                                                provisions, initially and
                                                whenever overcollateralization
                                                is at a level below the
                                                required level, are intended
                                                to result in an accelerated
                                                rate of principal
                                                distributions to holders of
                                                the classes of offered
                                                certificates then entitled to
                                                distributions of principal. An
                                                earlier return of principal to
                                                the holders of the offered
                                                certificates as a result of
                                                the overcollateralization
                                                provisions will influence the
                                                yield on the offered
                                                certificates in a manner
                                                similar to the manner in which
                                                principal prepayments on the
                                                mortgage loans will influence
                                                the yield on the offered
                                                certificates; and

                                            o   you bear the reinvestment risks
                                                resulting from a faster or
                                                slower rate of principal
                                                payments than you expected.

                                        The sponsor may from time to time
                                        implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                        We refer you to "The Mortgage Pool" and
                                        " Yield, Prepayment and Maturity
                                        Considerations" in this prospectus
                                        supplement and "Material Legal Aspects
                                        of the Loans -- Due-on-Sale Clauses in
                                        Mortgage Loans" in the prospectus for a
                                        description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS
MAY EXTEND THE WEIGHTED
AVERAGE LIFE AND AFFECT THE
YIELD TO MATURITY OF YOUR
CERTIFICATES
                                        Modifications of mortgage loans agreed
                                        to by the related servicer in order to
                                        maximize ultimate proceeds of such
                                        mortgage loans may extend the period
                                        over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap on the certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER
PROTECTION LAWS MAY RESULT IN
LOSSES ON THE MORTGAGE LOANS
AND THE OFFERED CERTIFICATES
                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
                                        federal laws, including:

                                         o     the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                         o     the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                         o     the Depository Institutions
                                               Deregulation and Monetary Control
                                               Act of 1980, which preempts
                                               certain state usury laws.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the master servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                        The sponsor will represent that, as of
                                        the closing date, each mortgage loan is
                                        in compliance with applicable federal
                                        and state laws and regulations. In the
                                        event of a breach of such
                                        representation, the sponsor will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN ADVERSE
EFFECT ON THE VALUE OF YOUR
CERTIFICATES
                                        The ratings of each class of offered
                                        certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the offered
                                        certificates at any time. Any reduction
                                        in, or suspension or withdrawal of, the
                                        rating assigned to a class of offered
                                        certificates would probably reduce the
                                        market value of such class of offered
                                        certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY OF
CERTAIN PARTIES
                                        The sponsor will treat its transfer of
                                        the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                        In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT ON THE
MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF
MORTGAGED PROPERTIES
                                        Approximately 11.19%, 6.97%, 5.66% and
                                        5.43% of the mortgage loans by cut-off
                                        date principal balance are secured by
                                        mortgaged properties located in the
                                        states of California, Florida, Georgia
                                        and Texas, respectively. No other state
                                        constituted more than 5.00% of the
                                        mortgage loans by stated principal
                                        balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the Eastern United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                        In addition:

                                            o   economic conditions in the
                                                specified states, which may or
                                                may not affect real property
                                                values, may affect the ability
                                                of borrowers to repay their
                                                loans on time;

                                            o   declines in the residential real
                                                estate market in the specified
                                                states may reduce the values of
                                                properties located in those
                                                states, which would result in an
                                                increase in the loan-to-value
                                                ratios; and

                                            o   any increase in the market value
                                                of properties located in the
                                                specified states would reduce
                                                the loan-to-value ratios and
                                                could, therefore, make
                                                alternative sources of financing
                                                available to the borrowers at
                                                lower interest rates, which
                                                could result in an increased
                                                rate of prepayment of the
                                                mortgage loans.

THE INTEREST RATE SWAP
AGREEMENT AND THE SWAP
PROVIDER
                                        Net swap payments payable to the swap
                                        administrator, on behalf of the trust,
                                        by the swap provider under the interest
                                        rate swap agreement will be available to the certificates on each distribution date through the distribution date in June 2010, subject to earlier termination, as described in this prospectus supplement, to pay certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through June 2010, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.41% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. On any distribution date, payments, if any, due under the interest rate swap agreement will be calculated on a related notional amount. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the related notional amount on an applicable distribution date may exceed the total principal balance of the mortgage loans on such distribution date, thereby increasing the relative proportion of available funds that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to the certificateholders.

                                        The swap agreement terminates in
                                        accordance with its terms on the
                                        distribution date in June 2010, subject
                                        to earlier termination. Upon early
                                        termination of the interest rate swap
                                        agreement, the swap administrator, on
                                        behalf of and from funds of the trust,
                                        or the swap provider may be liable to
                                        make a swap termination payment to the
                                        other party (regardless of which party
                                        caused the termination). The swap
                                        termination payment will be computed in
                                        accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M
                                        Certificates will bear the effects
                                        of any shortfalls resulting from a
                                        net swap payment or swap
                                        termination payment by the trust
                                        before such effects are borne by
                                        the Class A Certificates, and one
                                        or more classes of Class M
                                        Certificates may suffer a loss as a
                                        result of such payment.

                                        Net swap payments payable to the swap
                                        administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

HURRICANE KATRINA, HURRICANE
RITA AND HURRICANE WILMA
MAY ADVERSELY AFFECT THE
MORTGAGE LOANS
                                        Hurricane Katrina struck Louisiana,
                                        Mississippi, Alabama and surrounding
                                        areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not be covered by the related hazard insurance policies.

                                        With respect to mortgage loans affected
                                        by Hurricane Katrina, if the mortgaged
                                        property is located in public and
                                        individual assistance counties as
                                        designated by FEMA (as set forth on its
                                        website www.fema.gov), EMC, as servicer
                                        of certain of the mortgage loans, ceased charging late fees and ceased certain credit reporting activity for all related mortgagors in such counties until March 1, 2006, and if reasonably prudent, it may extend such period as long as necessary. In addition, EMC as servicer of certain of the mortgage loans shall suspend all foreclosure and bankruptcy activity relating to such mortgage loans until March 1, 2006, and if reasonably prudent, it may extend such period as long as necessary.

                                        As of the cut-off date, approximately
                                        6.97% , 5.43%, 4.17%, 2.40% and 0.49% of
                                        the mortgage loans are located in the
                                        states of Florida, Texas, Louisiana,
                                        Mississippi and Alabama, respectively.

                                        No assurance can be given as to the
                                        effect of Hurricane Katrina, Hurricane
                                        Rita or Hurricane Wilma on the rate of
                                        delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

CREDIT SCORES ARE NOT AN
INDICATOR OF FUTURE
PERFORMANCE OF BORROWERS
                                        Investors are encouraged to be aware
                                        that credit scores are based on past
                                        payment history of the borrower.
                                        Investors are encouraged not to rely on
                                        credit scores as an indicator of future
                                        borrower performance. See "The Mortgage
                                        Pool -Underwriting Guidelines" in this
                                        prospectus supplement.

THE RETURN ON YOUR
CERTIFICATES MAY BE AFFECTED BY
REVISED SERVICING PROCEDURES
ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                        In response to the terrorist attacks on
                                        September 11, 2001 in New York City and
                                        Arlington, Virginia, EMC Mortgage
                                        Corporation and certain other servicers
                                        announced the implementation of revised
                                        servicing procedures for mortgagors who
                                        have been personally or financially
                                        affected by such attacks. Certain
                                        government agencies, government
                                        sponsored entities and private financial institutions have implemented similar procedures.

                                        Such revised servicing procedures
                                        generally include:

                                            o   increased use of repayment plans
                                                that will seek to cure
                                                delinquencies without imposing
                                                undue hardship on the affected
                                                mortgagor;

                                            o   extending due dates for
                                                payments;

                                            o   waiving or reducing late
                                                payment fees or similar fees;

                                            o   waiving deficiency balances for
                                                victims of the terrorist
                                                attacks; and

                                            o   suspending the submission of
                                                reports to credit bureaus for
                                                affected mortgagors that have
                                                delinquent mortgage loans.

                                        We can make no prediction whether
                                        mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR
CERTIFICATES COULD BE REDUCED
BY SHORTFALLS DUE TO THE
APPLICATION OF THE
SERVICEMEMBERS CIVIL RELIEF
ACT AND SIMILAR STATE OR LOCAL
LAWS
                                        The Servicemembers Civil Relief Act, or
                                        the Relief Act, and similar state or
                                        local laws provide relief to mortgagors
                                        who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES
                                        The underwriter intends to make a
                                        secondary market in the offered
                                        certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this prospectus supplement information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of July 11, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is June 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, June 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $53,921,372 and consists of 1,091 mortgage loans. The cut-off date aggregate principal balance for adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $159,435,046 and consists of 1,611 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 31.36% by cut-off date principal balance of the mortgage loans still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 14.21% of the mortgage loans by cut-off date principal balance has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         As of the cut-off date, except with respect to approximately 9.63% of the mortgage loans which have scheduled payments which are 30 days past due, no scheduled payment on any mortgage loan is more than 29 days past due. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this prospectus supplement.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o    the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal index with respect to the adjustable rate mortgage loans is Six-Month LIBOR.

         6-Month LIBOR. Approximately 69.10% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                   6-Month LIBOR
                                   -------------

------------------------------------------------------------------------------------------
Month               1998    1999    2000    2001    2002    2003    2004    2005     2006
------------------------------------------------------------------------------------------
January 1           5.63%   5.06%   6.21%   5.26%   2.03%   1.38%   1.22%   2.78%    4.71%
February 1          5.70    4.98    6.31    4.91    2.03    1.35    1.21    2.97     4.82
March 1             5.75    5.12    6.33    4.71    2.04    1.34    1.17    3.19     4.98
April 1             5.81    5.06    6.52    4.30    2.36    1.23    1.16    3.41     5.14
May 1               5.75    5.07    6.78    3.98    2.12    1.29    1.38    3.54     5.22
June 1              5.78    5.25    7.11    3.91    2.08    1.21    1.58    3.71     5.39
July 1              5.75    5.58    7.00    3.69    1.95    1.12    1.94    3.92
August 1            5.59    5.74    6.90    3.45    1.87    1.21    1.98    3.95
September 1         5.25    5.94    6.76    2.52    1.80    1.20    1.99    4.00
October 1           4.98    5.96    6.72    2.12    1.71    1.16    2.20    4.23
November 1          5.15    6.11    6.64    2.03    1.60    1.23    2.32    4.47
December 1          5.07    6.07    6.20    1.98    1.47    1.27    2.63    4.63



         The remaining adjustable rate mortgage loans, representing approximately 5.63% of the mortgage pool will bear interest based on 4 other indices.

NEGATIVE AMORTIZATION

         Approximately 3.84% of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., or LaSalle Bank National Association, each as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-2, Asset-Backed Certificates, Series 2006-2 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-2, Asset-Backed Certificates, Series 2006-2, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the applicable custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the applicable custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after such custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the applicable custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from such custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this prospectus supplement as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: United Companies, with respect to approximately 36.00% of the mortgage loans, and Wells Fargo Bank, N.A., with respect to approximately 19.82% of the mortgage loans, in each case by cut-off date principal balance. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance, in the aggregate.

         The sponsor purchased substantially all of the mortgage loans that were originated or purchased by United Companies through the exercise of clean-up calls applicable to certain pass-through certificate offerings. United Companies, which was incorporated in the State of Louisiana, filed for bankruptcy protection in March 1999.

UNDERWRITING GUIDELINES

         The mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-2.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities I Trust 2006-2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities I Trust 2006-2 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities I Trust 2006-2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

--------------------------------------------------------------------------------------------------------------
                           DECEMBER 31, 2003            DECEMBER 31, 2004              OCTOBER 31, 2005
                  -------------------------------  ---------------------------   -----------------------------
                               TOTAL PORTFOLIO               TOTAL PORTFOLIO OF            TOTAL PORTFOLIO
     LOAN TYPE       NUMBER       OF LOANS          NUMBER        LOANS           NUMBER      OF LOANS
----------------  ----------  -------------------  -------  -------------------  --------  -------------------
ALT-A ARM           12,268    $ 3,779,319,393.84    44,821   $11,002,497,283.49    62,603   $16,389,481,833.81
ALT-A FIXED         15,907    $ 3,638,653,583.24    11,011   $ 2,478,381,379.40    15,444   $ 3,370,889,688.07
HELOC                    -    $                -         -   $            -         9,309   $   509,391,438.93
NEG-AM ARM               -    $                -         -   $            -        20,804   $ 7,515,084,661.26
PRIME ARM           16,279    $ 7,179,048,567.39    30,311   $11,852,710,960.78    23,962   $11,960,110,456.13
PRIME FIXED          2,388    $ 1,087,197,396.83     1,035   $   509,991,605.86     1,346   $   426,879,747.26
PRIME SHORT          7,089    $ 2,054,140,083.91    23,326   $ 7,033,626,375.35    12,707   $ 4,687,378,638.50
DURATION ARM
REPERFORMING         2,800    $   247,101,330.36     2,802   $   311,862,677.46     1,610   $   143,455,015.55
SECONDS                  -    $           -         14,842   $   659,832,093.32    92,104   $ 4,493,592,921.53
SUBPRIME            29,303    $ 2,898,565,285.44   102,759   $14,578,747,677.08    84,042   $13,400,254,946.87
--------------------------------------------------------------------------------------------------------------
TOTALS              86,034    $20,884,025,641.01   230,907   $48,427,650,052.74   323,931   $62,896,519,347.91
--------------------------------------------------------------------------------------------------------------

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as a custodian pursuant to a custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and one or more other servicers, each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. No entity other than the sponsor is a servicer of at least 10% of the cut-off date principal balance of the mortgage loans. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o     receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o     calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o     investor and tax reporting,

         o     oversight of all servicing activity, including servicers,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o     communicating with borrowers;

         o     sending monthly remittance statements to borrowers;

         o     collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o     paying escrows for borrowers, if applicable;

         o     calculating and reporting payoffs and liquidations;

         o     maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The Sponsor and one or more other servicers will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. Approximately 91.04% of the cut-off date principal balance of the mortgage loans will be serviced by the Sponsor. No entity other than the Sponsor is a servicer of at least 10% of the cut-off date principal balance of the mortgage loans.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.


                       AS OF DECEMBER 31, 2003                   AS OF DECEMBER 31, 2004
-----------------------------------------------------------------------------------------

                                        PERCENT     PERCENT
                NO.OF                  BY NO. OF   BY DOLLAR    NO.OF
 LOAN TYPE      LOANS   DOLLAR AMOUNT     LOANS      AMOUNT     LOANS     DOLLAR AMOUNT
-----------   ---------------------------------------------------------------------------
ALTA-A ARM.     2,439  $   653,967,869    1.40%        4.75%    19,498   $ 4,427,820,708
ALTA-A FIXED   19,396  $ 3,651,416,057   11.14%       26.51%    25,539   $ 4,578,725,473
PRIME ARM..     7,978  $   868,798,347    4.58%        6.31%     8,311   $ 1,045,610,015
PRIME FIXED    16,377  $ 1,601,411,491    9.40%       11.63%    14,560   $ 1,573,271,574
SECONDS....    25,290  $   690,059,169   14.52%        5.01%    39,486   $ 1,381,961,155
SUBPRIME...    76,166  $ 5,058,932,126   43.73%       36.73%   114,436   $13,706,363,250
OTHER......    26,523  $ 1,249,014,373   15.23%        9.07%    23,010   $ 1,063,682,459
              ---------------------------------------------------------------------------
TOTAL......   174,169  $13,773,599,432  100.00%      100.00%   244,840   $27,777,434,635




                                 AS OF OCTOBER 31, 2005
---------------------------------------------------------------------------------

               PERCENT     PERCENT                           PERCENT    PERCENT
              BY NO. OF   BY DOLLAR NO. OF                   BY NO.OF  BY DOLLAR
 LOAN TYPE      LOANS      AMOUNT    LOANS   DOLLAR AMOUNT    LOANS     AMOUNT
-----------   -------------------------------------------------------------------
ALTA-A ARM.      7.96%     15.94%  50,528  $11,821,548,094    11.65%    21.25%
ALTA-A FIXED    10.43%     16.48%  34,038  $ 6,268,800,717     7.85%    11.27%
PRIME ARM..      3.39%      3.76%   8,910  $ 1,267,784,249     2.05%     2.28%
PRIME FIXED      5.95%      5.66%  16,929  $ 2,343,126,437     3.90%     4.21%
SECONDS....     16.13%      4.98% 136,562  $ 6,239,175,080    31.48%    11.21%
SUBPRIME...     46.74%     49.34% 138,609  $19,037,928,201    31.95%    34.22%
OTHER......      9.40%      3.83%  48,256  $ 8,655,251,712    11.12%    15.56%
              -------------------------------------------------------------------
TOTAL......    100.00%    100.00% 433,832  $55,633,614,489   100.00%   100.00%


COLLECTION AND OTHER SERVICING PROCEDURES

     The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

     If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation.
In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

     The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.025% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.25% to 0.50% per annum and the weighted average servicing fee, by stated principal balance as of the cut-off date is approximately 0.48%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating `interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The paying agent will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from the master servicer. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee and the master servicer in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency, if so rated, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this prospectus supplement. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the swap administrator, the paying agent and each custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for distribution to the master servicer. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent of the lesser of any minimum monthly payment or interest due thereon, as provided in the related servicing agreement), net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement will obligate the master servicer, as successor servicer, to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus supplement. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the pooling and servicing agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the "offered certificates," together with the Class B-IO Certificates and the Class R Certificates, which we are not offering by this prospectus supplement. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security
(whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, to each class of Class A Certificates, Current
                  Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                           second, from remaining Interest Funds, to the Class
                  M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5

                  Certificates, the Class M-6 Certificates and the Class M-7 Certificates, sequentially, in that order, Current Interest for each such class;

                           third, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fourth, any Remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to each class of Class A Certificates,
                  concurrently, as follows:

                           o to the Class A-1 Certificates and the Class A-2 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero; and

                           o to the Class A-3 Certificates, until the certificate principal balance of such class is reduced to zero;

                           second, to the Class M-1 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-6 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eigth, to the Class M-7 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                  (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, to each class of Class A Certificates, the
                  Class A Principal Distribution Amount, concurrently, as follows:

                           o to the Class A-1 Certificates and the Class A-2 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero; and

                           o   to the Class A-3 Certificates until the
                               certificate principal balance of such class is reduced to zero;

                           second, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eigth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to each class of Class A Certificates, any
                  unpaid Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause first under "Interest Funds" above and not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           second, from any remaining Excess Cashflow, to each
                  class of Class A Certificates, concurrently (i) to the Class A-3 Certificates, and (ii) collectively to the Class A-1 and Class A-2 Certificates, sequentially in that order, an amount equal to any Unpaid Applied Realized Loss Amount for each such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           fourth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to each class of Class A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           fifth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                           sixth, from any remaining Net Monthly Excess
                  Cashflow, first to each class of Class A Certificates, pro rata, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                           seventh, from any remaining Excess Cashflow, to the
                  Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                           eighth, if a 40-Year Trigger Event is in effect, from
                  any remaining Excess Cashflow, first, to the Class A Certificates, pro rata, and then to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially in that order, the lesser of (x) any remaining Excess Cashflow and (y) the amount necessary to increase the actual Overcollateralization Amount for such distribution date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective Certificate Principal Balances have been reduced to zero;

                           ninth, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           tenth, any remaining amounts to the residual
                  certificates.

GLOSSARY

         "Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below, which shall, on any such distribution date, so long as their respective certificate principal balances have not been reduced to zero, equal the amount, if any, by which, (a) the aggregate certificate principal balance of all of the certificates (after all distributions of principal on such distribution date) exceeds (b) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Due Period.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date and any amount paid to such class under the interest rate swap agreement

                       (such excess being the "Basis Risk Shortfall" for such distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date), together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by (iii) in the case of each class of certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

              o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 52.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 66.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 70.70% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 78.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 81.30% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                  6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 84.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                  7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 87.30% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 90.10% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-7 Certificates, have been reduced to zero, the Class M-7 Principal Distribution will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this prospectus supplement, and any net deferred interest allocated to such class.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of Current Interest on the certificates and Interest Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "40-Year Trigger Event" is in effect if on the 241st distribution date or any distribution date thereafter, the aggregate Stated Principal Balance of the mortgage loans with a 40-year original terms to maturity, exceeds the Overcollateralization Amount for such distribution date (after giving effect to principal distributions on such distribution date other than principal distributions resulting from this event).

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

              (a) Current Interest for such class with respect to prior distribution dates, over

              (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i) the sum, without duplication, of the following amounts:

              o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

              o      all advances relating to interest,

              o      all Compensating Interest,

              o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

              o the interest portion of proceeds of the repurchase of any mortgage loans,

              o the amount of any payments of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans, and

              o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

              less

         (ii) the sum, without duplication, of the following amounts:

              o amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, any custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

              o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

          "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) over (b) the certificate principal balances of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" is 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by EMC, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in. With respect to any distribution date and all other mortgage loans, the period that is provided in the related servicing agreement.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

              o      the Principal Funds for such distribution date, plus

              o any Extra Principal Distribution Amount for such distribution date, less

              o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i) the sum, without duplication, of the following amounts:

              o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

              o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

              o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

              o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

              o all Liquidation Proceeds collected during the related Due Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period and all Subsequent Recoveries received during the related Due Period, and

              o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

                   less

         (ii) the sum, without duplication, of the following amounts:

              o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer, any custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

              o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date, and

              o the amount of any payments of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date (i) prior to the Step-Down Date is 4.95% of the aggregate principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (a) 9.90% of the aggregate stated principal balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and (b) the Overcollateralization Floor or (iii) on and after the Step-Down Date and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amount of any net deferred interest allocated to such mortgage loan, minus the sum of:

              o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

              o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

              o      any Realized Loss thereon incurred during the related Due
                     Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

              o      the distribution date occurring in July 2009 and

              o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 48.00%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)  (i)    the three-month rolling average of the sum of the Stated
                     Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal
                     Balances of all of the mortgage loans as of the last day of the related Due Period, equals or exceeds

              (ii) 29.00% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

         (B) as of the last day of the related Due Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 DISTRIBUTION DATE                       LOSS PERCENTAGE
                 -----------------                       ---------------
                 July 2009 through June 2010                  2.75%
                 July 2010 through June 2011                  3.75%
                 July 2011 through June 2012                  4.50%
                 July 2012 and each month thereafter.         4.75%

         "Unpaid Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, is the excess of:

       o      the Applied Realized Loss Amount with respect to such class over

       o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

             Item                            Fee                                Paid From
Master Servicing Fee(1)         0.025% per annum                Mortgage Loan Interest Collections
Servicing Fee(1)                0.25% - 0.50% per annum         Mortgage Loan Interest Collections

(1) The master servicing fee and servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

(2)    Subject to a variance of plus or minus 0.0025%.

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-7 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related due period will be allocated to the Class A Certificates, concurrently (i) to the Class A-3 Certificates, and (ii) collectively to the Class A-1 and Class A-2 Certificates, sequentially in that order, in each case until the certificate principal balance of each such class has been reduced to zero.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any Remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, over
(B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                  o for the Class A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.130% and (b) for any distribution date after the optional termination date, 0.260%,

                  o for the Class A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.390% and (b) for any distribution date after the optional termination date, 0.780%,

                  o for the Class A-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.270% and (b) for any distribution date after the optional termination date, 0.540%,

                  o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.420% and (b) for any distribution date after the optional termination date, 0.630%,

                  o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.450% and (b) for any distribution date after the optional termination date, 0.675%,

                  o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.550% and (b) for any distribution date after the optional termination date, 0.825%,

                  o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.650% and (b) for any distribution date after the optional termination date, 0.975%,

                  o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.350% and (b) for any distribution date after the optional termination date, 2.025%,

                  o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.750% and (b) for any distribution date after the optional termination date, 2.625%, and

                  o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, 2.500% and (b) for any distribution date after the optional termination date, 3.750%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

         Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as swap administrator for the benefit of the trust and certificateholders, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement and Swap Administration Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

         The trustee, for the benefit of the certificateholders, will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Wachovia Bank, N.A. (the "Swap Provider"). On each distribution date through and including the distribution date in June 2010, subject to earlier termination as set forth below, pursuant to a swap administration agreement (the "Swap Administration Agreement") between the trustee and Wells Fargo Bank, N.A., as swap administrator (in such capacity, the "Swap Administrator"), the Swap Administrator will distribute to the Swap Provider amounts, if any, received from the trust, and the Swap Administrator will deposit into an account (the "Swap Account"), certain amounts, if any, received from the Swap Provider. On each such distribution date, amounts on deposit in the Swap Account will be remitted to the paying agent for distribution to the certificateholders in respect of certain Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Specified Overcollateralization Amount, in each case to the extent not covered by the Excess Cashflow as described in this prospectus supplement. The Swap Account will not be an asset of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each such distribution date, the trust will be obligated to pay to the Swap Administrator for distribution to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate of 5.41% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, 14) and the denominator of which is 360. On or before each such distribution date, the Swap Provider will be obligated to pay to the Swap Administrator for distribution to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR on such distribution date, as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth in the table below, calculated based upon an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies) of 40.00% CPR. The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in June 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

        MONTH OF DISTRIBUTION DATE                 NOTIONAL AMOUNT OF
                                           INTEREST RATE SWAP AGREEMENT ($)
  ----------------------------------------  ------------------------------------
   July 2006                                        117,948,059.62
  August 2006                                      112,931,525.58
  September 2006                                   108,127,544.08
  October 2006                                     103,527,136.49
  November 2006                                     99,121,702.56
  December 2006                                     94,903,004.43
  January 2007                                      90,863,151.46
  February 2007                                     86,994,585.61
  March 2007                                        83,290,067.41
  April 2007                                        79,742,662.61
  May 2007                                          76,345,729.32
  June 2007                                         73,092,905.67
  July 2007                                         69,978,098.11
  August 2007                                       66,995,371.99
  September 2007                                    64,139,180.73
  October 2007                                      31,810,456.50
  November 2007                                     30,440,255.94
  December 2007                                     29,128,683.12
  January 2008                                      27,873,242.48
  February 2008                                     26,671,544.23
  March 2008                                        25,521,299.93
  April 2008                                        24,420,318.18
  May 2008                                          23,366,500.50
  June 2008                                         22,357,837.43
  July 2008                                         21,392,404.77
  August 2008                                       20,468,359.96
  September 2008                                    19,583,938.63
  October 2008                                      18,737,451.30
  November 2008                                     17,927,280.19
  December 2008                                     17,151,876.23
  January 2009                                      16,409,756.12
  February 2009                                     15,699,499.54
  March 2009                                        15,019,746.53
  April 2009                                        14,369,194.87
  May 2009                                          13,746,597.69
  June 2009                                         13,150,761.13
  July 2009                                         12,580,542.03
  August 2009                                       12,034,845.86
  September 2009                                    11,512,624.62
  October 2009                                      11,012,874.87
  November 2009                                     10,534,635.85
  December 2009                                     10,076,987.69
  January 2010                                       9,639,049.63
  February 2010                                      9,219,978.41
  March 2010                                         8,818,966.65
  April 2010                                         8,435,241.36
  May 2010                                           8,068,062.43
  June 2010                                          7,716,721.31

         The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

              o      "Failure to Pay or Deliver,"

              o      "Bankruptcy" (as amended in the Interest Rate Swap
                     Agreement) and

              o "Merger without Assumption" (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

              o "Illegality" (which generally relates to changes in law that make it unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

              o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

              o "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

         In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), which include failure of the Swap Provider to comply with the Downgrade Provisions (as defined below); failure of the Swap Provider to comply with the Regulation AB Provisions of the Interest Rate Swap Agreement; occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement; and amendment of the pooling and servicing agreement in a manner that may materially adversely affect the Swap Provider without prior written consent of the Swap Provider.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), or (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

         If the Swap Provider's credit ratings are withdrawn or fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within the time period specified in the Interest Rate Swap Agreement, each of S&P, Fitch and Moody's has reconfirmed its respective rating of each certificate which was in effect immediately prior to such Swap Provider credit rating withdrawal or downgrade and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute swap provider (with credit ratings at least equal to the specified levels) that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements (such provisions, the "Downgrade Provisions").

Payments under the Interest Rate Swap Agreement

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap

Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

         first, to each class of Class A Certificates, pro rata, to pay Current Interest and any Interest Carry Forward Amount on each such class to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

         second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay Current Interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

         third, to pay, first to each class of Class A Certificates, pro rata, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

         fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Specified Overcollateralization Amount as a result of related Realized Losses and to the extent not covered by Excess Cashflow, distributed in the same manner and priority as the Principal Distribution Amount and as described under "Description of the Certificates--Excess Cashflow Provisions" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

THE SWAP PROVIDER

         Wachovia Bank, N.A., ("Wachovia") is a national banking association that has, as of the date of this prospectus supplement, long-term debt ratings from S&P, Fitch Ratings and Moody's of "AA-", "AA-" and "Aa2", respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody's of "A-1+", "F1+" and "P-1", respectively. The ratings reflect the respective rating agency's current assessment of the creditworthiness of Wachovia and may be subject to revision or withdrawal at any time by the rating agencies. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of Wachovia Corporation, the parent company of the Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations,
(704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

         The information contained in the preceding paragraph has been provided by Wachovia for use in this prospectus supplement. Wachovia has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus, other than the information contained in the immediately preceding paragraph.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the Interest Rate Swap Agreement is less than 10%.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment , (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  14. Whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  16. the cumulative Realized Losses through the end of the preceding calendar month;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

                  18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider; and

                  19. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

              o      to cure any ambiguity,

              o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

              o to conform the terms of the pooling and servicing agreement to those of this prospectus supplement or

              o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Distribution Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

         As of any date of determination,

              o holders of the offered certificates will be allocated 98% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

              o holders of the Class B-IO Certificates will be allocated 1% of all voting rights; and

              o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that EMC Mortgage Corporation exercises either such option, it will effect such repurchase at a price equal to the sum of

              o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

              o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

              o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or any custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, and

              o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

              o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

              o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

              o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIANS

         Wells Fargo Bank will act as a custodian of approximately 11.45% of the mortgage loans and LaSalle Bank National Association ("LaSalle") will act as a custodian of approximately 88.55% of the mortgage loans, each pursuant to a separate custodial agreement. Each of Wells Fargo Bank and LaSalle, in such capacity, is referred to herein as a custodian.

         Wells Fargo Bank, as a custodian, is responsible to hold and safeguard the related mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. Wells Fargo Bank will maintain each such mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor.

         Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. It maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         LaSalle, as a custodian, will hold the respective mortgage loan files exclusively for the use and benefit of the trust. LaSalle will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the respective mortgage loan files will be governed by the pooling and servicing agreement.

         LaSalle provides custodial services on approximately 1,000 residential mortgage loan securitization transactions and currently maintains approximately
2.5 million custody files in its Elk Grove Village, Illinois and Irvine, California locations. LaSalle's two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

         LaSalle and EMC are parties to certain custodial agreements whereby the LaSalle, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it.

         Pursuant to these custodial agreements, LaSalle is currently providing its custodial services for most of related mortgage loans for which it will be acting as custodian in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

         The trustee is JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of June 30, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,010 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as trustee until BNY succeeds to that role in accordance with the terms of the pooling and servicing agreement and applicable law.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 31.36% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

              o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

              o the delinquency and default experience of the mortgage loans;

              o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         Furthermore, upon the occurrence of a 40-year trigger event, as described in this prospectus supplement, remaining Excess Spread otherwise payable to the Class B-IO Certificates may be used to build overcollateralization up to a specified level. To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Each class of certificates has the benefit of the Interest Rate Swap Agreement on each distribution date through and including the distribution date in May 2010, as described in this prospectus supplement. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Cashflow is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Cashflow Provisions" and "--The Interest Rate Swap Agreement" in this prospectus supplement.

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Cashflow on such distribution date may be used. However, there can be no assurance that such Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Cashflow available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this prospectus supplement. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this prospectus supplement.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this prospectus supplement, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The "final scheduled distribution date" is the distribution date in July 2036. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

              o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

              o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

              o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

              o the mortgage loans prepay at the indicated percentages of CPR;

              o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in July 2006, in accordance with the payment priorities defined in this prospectus supplement, and no amounts are received by the trust from the interest rate swap agreement;

              o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

              o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in July 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in June 2006, and include 30 days' interest thereon;

              o      the closing date for the Certificates is July 11, 2006;

              o each index for the adjustable rate mortgage loans remains constant at the following levels:

                             INDEX                           RATE
                             -----                           ----
                        1-Month LIBOR                     5.27938%
                        6-Month LIBOR                     5.55000%
                        1-Year LIBOR                      5.66063%
                        1-Year CMT                        5.23000%
                        MTA                               4.28200%

              o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

              o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

              o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

              o except as indicated with respect to the weighted average lives, EMC Mortgage Corporation does not exercise its right to purchase the assets of the trust fund on any optional termination date;

              o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

              o      no Net Swap Payments or Swap Termination Payments are made;

              o      a 40-Year Trigger Event is never in effect; and

              o the mortgage loans have the approximate characteristics described below:

                                                       MORTGAGE LOAN ASSUMPTIONS

                                                                                             Original      Remaining     Remaining
 Mortgage                                    Initial          Gross             Net        Amortization   Amortization    Term of
   Loan       Original        Current        Monthly        Mortgage         Mortgage          Term           Term       Maturity
  Number     Balance ($)    Balance ($)    Payment ($)       Rate (%)        Rate (%)        (months)       (months)     (months)
  ------     -----------    -----------    -----------       --------        --------         -------       --------     --------
     1          480,250.00      479,039.93     N/A        8.5500000000     8.0250000000         480           470           350
     2           90,000.00       77,279.89     N/A        7.1250000000     6.6000000000         360           240           N/A
     3          130,190.00       51,722.81     N/A        9.7525885823     9.2275885823         284           174           N/A
     4          344,000.00      344,000.00     N/A        7.0650000000     6.5400000000         360           354           N/A
     5          455,000.00      455,000.00     N/A        9.4500000000     8.9250000000         360           355           N/A
     6          531,000.00      531,000.00     N/A        10.8350000000    10.3100000000        360           355           N/A
     7          249,050.00      249,050.00     N/A        8.0000000000     7.4750000000         360           349           N/A
     8        1,452,576.00    1,452,495.03     N/A        6.7900736363     6.2650736363         360           350           N/A
     9          250,700.00      250,689.23     N/A        7.3521951761     6.8271951761         360           352           N/A
    10          504,000.00      504,000.00     N/A        7.2500000000     6.7250000000         360           352           N/A
    11          213,600.00      213,600.00     N/A        7.5900000000     7.0650000000         360           352           N/A
    12          359,600.00      359,496.99     N/A        6.8750000000     6.3500000000         360           348           N/A
    13        1,183,430.00    1,182,991.88     N/A        7.9623229578     7.4373229578         360           352           N/A
    14          208,000.00      208,000.00     N/A        8.5000000000     7.9750000000         360           354           N/A
    15          227,100.00      227,100.00     N/A        7.4000000000     6.8750000000         360           355           N/A
    16          280,000.00      280,000.00     N/A        6.2500000000     5.7250000000         360           352           N/A
    17          490,428.00      490,428.00     N/A        7.9178024093     7.3928024093         360           349           N/A
    18          166,400.00      166,400.00     N/A        7.5500000000     7.0250000000         360           351           N/A
    19        2,153,932.00    2,153,681.73     N/A        7.0308848816     6.5058848816         360           351           N/A
    20          846,900.00      846,899.80     N/A        8.6550892738     8.1300892738         360           356           N/A
    21        2,765,226.00    2,763,472.93     N/A        7.7971278997     7.3678708649         360           352           N/A
    22          284,000.00      284,000.00     N/A        7.1000000000     6.5750000000         360           353           N/A
    23        1,043,675.00    1,043,656.04     N/A        8.3278661062     7.8028661062         360           352           N/A
    24        1,314,932.00    1,314,868.38     N/A        7.9074048974     7.3824048974         360           353           N/A
    25        2,441,106.00    2,440,386.70     N/A        7.2260748935     6.7714205522         360           353           N/A
    26          765,400.00      759,027.27     N/A        7.5371051431     7.0121051431         360           350           N/A
    27          357,000.00      354,421.79     N/A        7.2500000000     6.7250000000         360           351           N/A
    28        8,322,524.00    8,269,168.34     N/A        8.4222779058     7.8972779058         360           350           N/A
    29        6,016,532.00    5,976,856.57     N/A        8.0826167492     7.6527726783         360           351           N/A
    30        2,029,610.00    2,017,916.25     N/A        8.3589006494     7.8339006494         360           351           N/A
    31          294,400.00      293,435.95     N/A        8.1580542756     7.6330542756         480           468           N/A
    32          934,350.00      921,579.91     N/A        8.0197737766     7.4947737766         360           342           N/A
    33        1,109,725.00    1,094,457.72     N/A        8.1551507648     7.6301507648         360           343           N/A
    34          159,500.00      157,000.91     N/A        7.4575296455     6.9325296455         360           341           N/A
    35          117,200.00      116,590.05     N/A        6.7000000000     6.1750000000         480           468           N/A
    36        4,836,280.00    4,804,990.37     N/A        8.3556745150     7.8306745150         360           351           N/A
    37       12,190,644.00   12,092,003.99     N/A        7.6747049539     7.3617450481         360           350           N/A
    38          317,300.00      314,892.90     N/A        8.9977798347     8.4727798347         360           347           N/A
    39          931,500.00      926,616.51     N/A        8.8014939090     8.2764939090         480           469           N/A
    40          386,270.00      386,114.49     N/A        6.5221249272     5.9971249272         360           349           N/A
    41          625,656.00      625,235.71     N/A        6.2801851561     5.7551851561         360           350           N/A
    42          527,200.00      527,200.00     N/A        5.8573596358     5.3323596358         360           348           N/A
    43          285,600.00      282,095.41     N/A        5.5000000000     4.9750000000         360           351           N/A
    44          445,300.00      445,299.98     N/A        6.5933359575     6.0683359575         360           349           N/A
    45          461,300.00      461,300.00     N/A        6.5666865380     6.0416865380         360           352           N/A
    46        2,492,200.00    2,491,840.08     N/A        7.7826586465     7.2576586465         360           356           N/A
    47          758,250.00      756,609.87     N/A        6.6111860363     6.0861860363         360           349           N/A
    48          116,000.00      115,089.53     N/A        7.7750000000     7.2500000000         360           357           N/A
    49          265,000.00      265,000.00     N/A        5.7500000000     5.2250000000         360           350           N/A
    50          398,400.00      398,381.00     N/A        7.2620726139     6.7370726139         360           356           N/A
    51          672,000.00      668,573.09     N/A        7.0750318472     6.5500318472         360           353           N/A
    52          137,200.00      135,730.17     N/A        6.2500000000     5.7250000000         360           349           N/A
    53          147,000.00      147,618.62    584.09      7.5925000000     7.0675000000         360           348           N/A
    54        1,319,200.00    1,340,313.64   4,243.07     7.3425000000     6.8175000000         360           350           N/A
    55          322,500.00      327,767.03   1,037.29     7.2425000000     6.7175000000         360           349           N/A
    56          483,000.00      480,713.90   1,670.03     7.0425000000     6.5175000000         360           347           N/A
    57          178,700.00      182,115.27    574.77      7.1925000000     6.6675000000         360           349           N/A
    58          101,501.00      101,464.91    350.95      7.1925000000     6.6675000000         360           348           N/A
    59          290,000.00      295,025.79    932.75      7.2925000000     6.7675000000         360           349           N/A
    60          328,000.00      336,530.54   1,134.10     7.9925000000     7.4675000000         360           346           N/A
    61          320,000.00      325,128.06   1,106.44     7.0000000000     6.4750000000         360           348           N/A


                                                       MORTGAGE LOAN ASSUMPTIONS (cont'd)

                                                               Months to                     Next
                                                                  Nex         Months       Payment        Months         Initial
  Mortgage                                                      Interest      Between     Adjustment     Between        Periodic
    Loan                                          Gross           Rate         Rate         Period       Payment          Rate
   Number     Loan Type         Index          Margin (%)      Adjustment   Adjustment     (months)     Adjustment       Cap (%)
   ------     ---------         -----          ----------      ----------   ----------     --------     ----------       -------
     1       Adjustable     6-MonthLibor      6.9900000000         14            6            15            6         3.0000000000
     2       Adjustable    1-YearTreasury     3.6250000000         12           12            13            12        5.0000000000
     3       Adjustable    1-YearTreasury     4.8775885823         12           12            13            12        3.0000000000
     4       Adjustable     6-MonthLibor      5.5000000000         18            6            19            6         3.0000000000
     5       Adjustable     6-MonthLibor      8.4500000000         31            6            32            6         3.0000000000
     6       Adjustable     6-MonthLibor      9.7450000000         19            6            20            6         3.0000000000
     7       Adjustable     6-MonthLibor      7.0000000000         13            6            14            6         3.0000000000
     8       Adjustable     6-MonthLibor      5.7188221016         14            6            15            6         3.0000000000
     9       Adjustable     6-MonthLibor      6.0270239571         16            6            17            6         2.4335616253
     10      Adjustable     6-MonthLibor      6.8750000000         16            6            17            6         4.0000000000
     11      Adjustable     6-MonthLibor      5.9900000000         28            6            29            6         3.0000000000
     12      Adjustable     6-MonthLibor      5.0000000000         12            6            13            6         2.0000000000
     13      Adjustable     6-MonthLibor      6.1409280690         16            6            17            6         3.0000000000
     14      Adjustable     6-MonthLibor      7.5000000000         18            6            19            6         2.0000000000
     15      Adjustable     6-MonthLibor      7.4000000000         19            6            20            6         1.5000000000
     16      Adjustable     6-MonthLibor      5.5000000000         28            6            29            6         3.0000000000
     17      Adjustable     6-MonthLibor      6.1980739273         25            6            26            6         3.0000000000
     18      Adjustable     6-MonthLibor      6.9900000000         15            6            16            6         3.0000000000
     19      Adjustable     6-MonthLibor      5.8969677017         15            6            16            6         3.0000000000
     20      Adjustable     6-MonthLibor      6.2399338151         21            6            22            6         3.0000000000
     21      Adjustable     6-MonthLibor      6.0403280581         16            6            17            6         3.6488994593
     22      Adjustable     6-MonthLibor      6.1000000000         17            6            18            6         2.0000000000
     23      Adjustable     6-MonthLibor      5.8953852133         16            6            17            6         3.0000000000
     24      Adjustable     6-MonthLibor      6.3824528258         17            6            18            6         3.0000000000
     25      Adjustable     6-MonthLibor      5.5780138208         17            6            18            6         2.9232908457
     26      Adjustable     6-MonthLibor      4.5715829525         14            6            15            6         4.1696061460
     27      Adjustable     6-MonthLibor      6.7500000000         15            6            16            6         3.0000000000
     28      Adjustable     6-MonthLibor      6.1015087619         15            6            16            6         2.9711709134
     29      Adjustable     6-MonthLibor      6.0209595171         15            6            16            6         3.3885635974
     30      Adjustable     6-MonthLibor      5.9836682451         15            6            16            6         2.6897789390
     31      Adjustable     6-MonthLibor      4.9900000000         12            6            13            6         2.0000000000
     32      Adjustable     6-MonthLibor      6.4043873927         15            6            16            6         2.8965093651
     33      Adjustable     6-MonthLibor      7.3847887975         17            6            18            6         3.0000000000
     34      Adjustable     6-MonthLibor      6.4512572297         24            6            25            6         1.9644334227
     35      Adjustable     6-MonthLibor      4.9900000000         24            6            25            6         3.0000000000
     36      Adjustable     6-MonthLibor      5.9757440601         15            6            16            6         2.9351979992
     37      Adjustable     6-MonthLibor      5.3734052886         14            6            15            6         2.9877258025
     38      Adjustable     6-MonthLibor      5.1539192881         15            6            16            6         3.0000000000
     39      Adjustable     6-MonthLibor      5.4777649849         17            6            18            6         2.3582039672
     40      Adjustable      1-YearLibor      2.2500000000         49           12            50            12        5.0000000000
     41      Adjustable    1-YearTreasury     2.7500000000         50           12            51            12        5.0000000000
     42      Adjustable    1-YearTreasury     2.7500000000         48           12            49            12        5.0000000000
     43      Adjustable     6-MonthLibor      2.7500000000        111            6           112            6         5.0000000000
     44      Adjustable     6-MonthLibor      2.5633280850         87            6            88            6         5.0000000000
     45      Adjustable     6-MonthLibor      2.7500000000         52            6            53            6         5.0000000000
     46      Adjustable     6-MonthLibor      2.6250000000         56            6            57            6         5.0000000000
     47      Adjustable     6-MonthLibor      2.4790827108         49            6            50            6         5.2642066512
     48      Adjustable     6-MonthLibor      2.6250000000         57            6            58            6         5.0000000000
     49      Adjustable     6-MonthLibor      2.7500000000         74            6            75            6         5.0000000000
     50      Adjustable     6-MonthLibor      2.6250000000         80            6            81            6         5.0000000000
     51      Adjustable     6-MonthLibor      3.7611263332         53            6            54            6         4.0978384278
     52      Adjustable     6-MonthLibor      2.2500000000         49            6            50            6         5.0000000000
     53      Adjustable          MTA          3.4500000000         1             1            13            12          uncapped
     54      Adjustable          MTA          3.2000000000         1             1            3             12          uncapped
     55      Adjustable          MTA          3.1000000000         1             1            2             12          uncapped
     56      Adjustable          MTA          2.9000000000         1             1            12            12          uncapped
     57      Adjustable          MTA          3.0500000000         1             1            2             12          uncapped
     58      Adjustable          MTA          3.0500000000         1             1            13            12          uncapped
     59      Adjustable          MTA          3.1500000000         1             1            2             12          uncapped
     60      Adjustable          MTA          3.8500000000         1             1            11            12          uncapped
     61      Adjustable          MTA          2.8000000000         1             1            13            12          uncapped


                                                       MORTGAGE LOAN ASSUMPTIONS (cont'd)

                                                                                     Remaining                         Maximum
                     Subsequent                                                      Interest                          Negative
                      Periodic               Gross                 Gross               Only           Periodic       Amortization
 Mortgage Loan          Rate                Minimum               Maximum              Term           Payment         Percentage
     Number           Cap (%)              Rate (%)              Rate (%)            (months)         Cap (%)            (%)
     ------           -------              --------              --------            --------         -------            ---
       1            1.0000000000         8.5500000000          14.5500000000            N/A             N/A              N/A
       2            5.0000000000         3.6250000000          12.5000000000            N/A             N/A              N/A
       3            2.0000000000         4.8775885823          15.2299195945            N/A             N/A              N/A
       4            1.0000000000         7.0650000000          13.0650000000            114             N/A              N/A
       5            1.0000000000         8.4500000000          24.5250000000            115             N/A              N/A
       6            1.0000000000         9.7450000000          27.2050000000            115             N/A              N/A
       7            1.0000000000         8.0000000000          14.0000000000            13              N/A              N/A
       8            3.0000000000         6.5812271385          13.2512931352            14              N/A              N/A
       9            1.0000000000         6.5934623318          13.3521951761            16              N/A              N/A
      10            3.0000000000         7.2500000000          13.2500000000            16              N/A              N/A
      11            2.0000000000         7.5900000000          14.5900000000            16              N/A              N/A
      12            2.0000000000         6.8750000000          12.8750000000            12              N/A              N/A
      13            1.0000000000         7.7670363986          13.9623229578            16              N/A              N/A
      14            1.0000000000         8.5000000000          14.5000000000            30              N/A              N/A
      15            1.5000000000         7.4000000000          14.4000000000            31              N/A              N/A
      16            1.0000000000         5.5000000000          12.2500000000            28              N/A              N/A
      17            1.0000000000         6.4621860905          13.9178024093            25              N/A              N/A
      18            3.0000000000         7.5500000000          13.5500000000            51              N/A              N/A
      19            3.0000000000         7.0308848816          14.0308848816            51              N/A              N/A
      20            1.0000000000         8.6550892738          14.6549265037            56              N/A              N/A
      21            1.0000000000         7.1482284404          13.7971278997            52              N/A              N/A
      22            2.0000000000         7.1000000000          13.6000000000            53              N/A              N/A
      23            3.0000000000         8.3278661062          15.1716843818            52              N/A              N/A
      24            1.0000000000         7.9074048974          13.9074048974            53              N/A              N/A
      25            1.0000000000         6.0341467116          13.4171921455            53              N/A              N/A
      26            2.4151969270         4.5715829525          13.7050583183            N/A             N/A              N/A
      27            1.0000000000         7.2500000000          12.2500000000            N/A             N/A              N/A
      28            2.9141925994         7.9140362967          15.0550544734            N/A             N/A              N/A
      29            1.0000000000         6.6712923970          14.1009957196            N/A             N/A              N/A
      30            1.6577553999         7.5285255272          13.9998728503            N/A             N/A              N/A
      31            1.4838337293         8.1580542756          14.1580542756            N/A             N/A              N/A
      32            1.9561052172         7.2548166689          14.1232644115            N/A             N/A              N/A
      33            1.0000000000         8.1551507648          14.2489032489            N/A             N/A              N/A
      34            1.9644334227         7.4575296455          14.1479073637            N/A             N/A              N/A
      35            3.0000000000         6.7000000000          12.7000000000            N/A             N/A              N/A
      36            2.9351979992         8.2262826829          15.2306565080            N/A             N/A              N/A
      37            1.0104057892         5.4884246879          13.7050737108            N/A             N/A              N/A
      38            1.7390823991         8.9977798347          15.3673210342            N/A             N/A              N/A
      39            2.3582039672         8.8014939090          14.8014939090            N/A             N/A              N/A
      40            5.0000000000         2.2500000000          11.5221249272            49              N/A              N/A
      41            5.0000000000         2.7500000000          12.2801851561            50              N/A              N/A
      42            5.0000000000         2.7500000000          11.8573596358            48              N/A              N/A
      43            5.0000000000         2.7500000000          11.5000000000            111             N/A              N/A
      44            5.0000000000         2.5633280850          12.2199921276            109             N/A              N/A
      45            5.0000000000         2.7500000000          12.5666865380            52              N/A              N/A
      46            1.0000000000         2.6250000000          12.7826586465            56              N/A              N/A
      47            5.2642066512         2.4790827108          12.3335581090            49              N/A              N/A
      48            1.0000000000         2.6250000000          12.7750000000            57              N/A              N/A
      49            5.0000000000         2.7500000000          11.7500000000            74              N/A              N/A
      50            1.0000000000         2.6250000000          12.2620726139            80              N/A              N/A
      51            3.2851697486         4.7533375860          12.6452681994            N/A             N/A              N/A
      52            5.0000000000         2.2500000000          11.2500000000            N/A             N/A              N/A
      53              uncapped           3.4500000000          9.9500000000             N/A             7.5             110.00
      54              uncapped           3.2000000000          9.9500000000             N/A             7.5             110.00
      55              uncapped           3.1000000000          9.9500000000             N/A             7.5             110.00
      56              uncapped           2.9000000000          9.9500000000             N/A             7.5             110.00
      57              uncapped           3.0500000000          9.9500000000             N/A             7.5             110.00
      58              uncapped           3.0500000000          9.9500000000             N/A             7.5             110.00
      59              uncapped           3.1500000000          9.9500000000             N/A             7.5             110.00
      60              uncapped           3.8500000000          9.9500000000             N/A             7.5             110.00
      61              uncapped           2.8000000000          9.9500000000             N/A             7.5             115.00


                                                       MORTGAGE LOAN ASSUMPTIONS (cont'd)

                                                                                         Original     Remaining         Remaining
Mortgage                                                     Gross           Net        mortization  Amortization        Term of
  Loan    Original         Current      Initial Monthly    Mortgage        Mortgage        Term          Term           Maturity
 Number  Balance ($)     Balance ($)      Payment ($)       Rate (%)       Rate (%)    A (months)      (months)         (months)
 ------  -----------     -----------      -----------       --------       --------       -------      --------         --------
   62     310,000.00     309,216.68        1,130.23      7.0000000000    6.4750000000      360           348               N/A
   63     400,000.00     403,704.72        1,383.05      7.0000000000    6.4750000000      360           348               N/A
   64     320,000.00     326,751.66        1,106.44      7.6250000000    7.1000000000      360           348               N/A
   65      69,000.00      69,241.98         238.57       7.0000000000    6.4750000000      360           347               N/A
   66     357,000.00     358,046.19        1,232.08      7.5000000000    6.9750000000      360           354               N/A
   67     264,000.00     262,836.11         849.13       7.5170000000    6.9920000000      360           355               N/A
   68     517,596.00     517,282.81        1,913.14      8.0170000000    7.4920000000      360           355               N/A
   69     937,500.00     933,905.13        3,015.38      8.2060000000    7.6810000000      360           355               N/A
   70     515,000.00     513,155.45        1,656.45      8.2060000000    7.6810000000      360           354               N/A
   71     250,000.00     250,859.56         804.10       8.4560000000    7.9310000000      360           354               N/A
   72     132,800.00     132,368.24         490.86       8.2060000000    7.6810000000      360           355               N/A
   73     190,684.00     190,101.67         704.81       8.4560000000    7.9310000000      360           355               N/A
   74     248,000.00     247,420.73         797.67       7.9560000000    7.4310000000      360           352               N/A
   75     142,700.00     144,135.43         458.98       8.4560000000    7.9310000000      360           352               N/A
   76     117,000.00     116,853.67          N/A         6.8750000000    6.3500000000      300           265               N/A
   77     105,600.00     105,600.00          N/A         6.8400000000    6.3150000000      360           338               N/A
   78     188,100.00     186,689.29          N/A         8.2700000000    7.9950000000      360           352               N/A
   79   2,170,818.50   1,732,457.07          N/A         8.4765778727    7.9515778727      329           217               N/A
   80     605,000.00     603,352.60          N/A         6.6247197741    6.0997197741      360           345               N/A
   81     163,200.00     163,200.00          N/A         7.8500000000    7.3250000000      360           337               N/A
   82     592,000.00     619,043.31          N/A         6.9900000000    6.4650000000      360           345               N/A
   83     116,000.00     116,000.00          N/A         7.4500000000    6.9250000000      360           343               N/A
   84     188,000.00     187,990.85          N/A         8.6884959640    8.1634959640      360           343               N/A
   85   1,517,400.00   1,516,072.78          N/A         7.8734423274    7.3484423274      360           343               N/A
   86     567,000.00     567,000.00          N/A         6.5000000000    5.9750000000      360           347               N/A
   87     205,000.00     201,717.52          N/A         7.2500000000    6.7250000000      360           347               N/A
   88      81,550.00      80,307.33          N/A         8.2750000000    7.7500000000      360           338               N/A
   89  11,146,689.42  10,988,096.92          N/A         8.4027808490    7.8777808490      359           340               N/A
   90   2,244,140.00   2,211,134.12          N/A         7.9852023650    7.4861409137      360           343               N/A
   91   2,327,550.00   2,322,553.81          N/A         8.1532490769    7.6282490769      360           342               N/A
   92     477,760.00     467,665.01          N/A         9.3594181212    8.8344181212      360           329               N/A
   93     502,500.00     494,632.38          N/A         9.6008402725    9.1163767412      360           332               N/A
   94     160,000.00     157,640.87          N/A         6.9500000000    6.4250000000      360           343               N/A
   95     100,000.00      99,082.21          N/A         8.7000000000    8.1750000000      360           345               N/A
   96   9,511,013.70   9,231,183.50          N/A         10.2252429736   9.7002429736      357           318               N/A
   97   4,919,201.61   4,824,012.82          N/A         8.2141283737    7.8159015328      359           337               N/A
   98  56,818,901.75  50,220,369.01          N/A         9.8052422563    9.2802422563      337           251               N/A
   99     425,300.00     417,354.10          N/A         7.7087620470    7.1837620470      350           332               N/A
  100   6,878,915.24   6,672,511.73          N/A         7.1676565288    6.6426565288      333           313               N/A
  101   1,764,225.00   1,694,372.11          N/A         6.8189695155    6.2939695155      328           294               N/A
  102  49,670,031.38  40,848,701.63          N/A         9.6503872066    9.1399043702      290           224               N/A
  103     223,200.00     222,927.78          N/A         8.6000000000    8.0750000000      480           475               N/A
  104     310,500.00     302,510.17          N/A         7.6524456062    7.1274456062      360           328               148
  105      52,000.00      50,905.22          N/A         9.5000000000    8.9750000000      360           323               143
  106   2,037,496.21   1,903,003.72          N/A         8.8548596420    8.3298596420      360           295               119
  107     187,200.00     187,200.00          N/A         9.7500000000    9.2250000000      360           355               N/A
  108   1,131,300.00   1,130,588.09          N/A         6.5917671661    6.0667671661      360           348               N/A
  109     491,500.00     491,297.87          N/A         7.1589407181    6.6339407181      360           352               N/A


                                                       MORTGAGE LOAN ASSUMPTIONS (cont'd)

                                                                    Months to                   Next
                                                                       Next        Months      Payment      Months        Initial
   Mortgage                                                          Interest      Between   Adjustment     Between      Periodic
     Loan                                            Gross             Rate         Rate       Period       Payment        Rate
    Number       Loan Type         Index           Margin (%)      Adjustment    Adjustment   (months)    Adjustment      Cap (%)
    ------       ---------         -----           ----------      ----------    ----------   --------    ----------      -------
      62        Adjustable          MTA           2.8750000000          1            1           13           12         uncapped
      63        Adjustable          MTA           2.8000000000          1            1           13           12         uncapped
      64        Adjustable          MTA           3.4500000000          1            1           13           12         uncapped
      65        Adjustable          MTA           2.8000000000          1            1           12           12         uncapped
      66        Adjustable          MTA           3.4000000000          1            1            7           12         uncapped
      67        Adjustable          MTA           3.3750000000          1            1            8           12         uncapped
      68        Adjustable          MTA           3.8750000000          1            1            8           12         uncapped
      69        Adjustable      1-MonthLibor      3.1250000000          1            1            8           12         uncapped
      70        Adjustable      1-MonthLibor      3.1250000000          1            1            7           12         uncapped
      71        Adjustable      1-MonthLibor      3.3750000000          1            1            7           12         uncapped
      72        Adjustable      1-MonthLibor      3.1250000000          1            1            8           12         uncapped
      73        Adjustable      1-MonthLibor      3.3750000000          1            1            8           12         uncapped
      74        Adjustable      1-MonthLibor      2.8750000000          1            1            5           12         uncapped
      75        Adjustable      1-MonthLibor      3.3750000000          1            1            5           12         uncapped
      76        Adjustable      1-MonthLibor      1.8750000000          1            1            2            1       1.0000000000
      77        Adjustable      1-YearLibor       6.8400000000          2            12           3           12       3.0000000000
      78        Adjustable     1-Year Treasury    8.2700000000          4            12           5           12       2.0000000000
      79        Adjustable     1-Year Treasury    4.5667785831          5            12           6           12       2.9907996335
      80        Adjustable      6-MonthLibor      5.0629203388          9            6           10            6       3.0000000000
      81        Adjustable      6-MonthLibor      7.2450000000          1            6            2            6       3.0000000000
      82        Adjustable      6-MonthLibor      4.9900000000          9            6           10            6       1.0000000000
      83        Adjustable      6-MonthLibor      4.9990000000          7            6            8            6       1.0000000000
      84        Adjustable      6-MonthLibor      6.0691523018          7            6            8            6       3.0000000000
      85        Adjustable      6-MonthLibor      5.8370537594          7            6            8            6       3.0000000000
      86        Adjustable      6-MonthLibor      5.2500000000         11            6           12            6       2.0000000000
      87        Adjustable      6-MonthLibor      7.0000000000         11            6           12            6       3.0000000000
      88        Adjustable      6-MonthLibor      8.0250000000          2            6            3            6       3.0000000000
      89        Adjustable      6-MonthLibor      5.6825254983          6            6            7            6       2.8931768014
      90        Adjustable      6-MonthLibor      6.1169318488          7            6            8            6       2.7257078169
      91        Adjustable      6-MonthLibor      5.7123568023          8            6            9            6       2.4702430985
      92        Adjustable      6-MonthLibor      7.5196286253          5            6            6            6       2.3506429314
      93        Adjustable      6-MonthLibor      6.7272810142          6            6            7            6       2.3390067185
      94        Adjustable      6-MonthLibor      4.9900000000          7            6            8            6       1.0000000000
      95        Adjustable      6-MonthLibor      5.0000000000          9            6           10            6       3.0000000000
      96        Adjustable      6-MonthLibor      6.0655849609          4            6            5            6       2.6220847630
      97        Adjustable      6-MonthLibor      5.6405927374          6            6            7            6       3.0003044271
      98        Adjustable      6-MonthLibor      5.0488721087          4            6            5            6       1.9894460704
      99           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     100           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     101           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     102           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     103           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     104           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     105           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     106           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     107           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     108           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A
     109           Fixed            N/A               N/A              N/A          N/A          N/A          N/A           N/A


                                                       MORTGAGE LOAN ASSUMPTIONS (cont'd)

                                                                                    Remaining                        Maximum
                       Subsequent                                                   Interest                         Negative
    Mortgage            Periodic                Gross              Gross              Only          Periodic       Amortization
       Loan               Rate                 Minimum            Maximum             Term          Payment         Percentage
     Number              Cap (%)              Rate (%)            Rate (%)          (months)        Cap (%)            (%)
     ------              -------              --------            --------          --------        -------            ---
       62               uncapped            2.8750000000        9.5750000000           N/A            7.5             115.00
       63               uncapped            2.8000000000        8.1500000000           N/A            7.5             115.00
       64               uncapped            3.4500000000        9.9500000000           N/A            7.5             115.00
       65               uncapped            2.8000000000        8.1500000000           N/A            7.5             115.00
       66               uncapped            3.4000000000        9.9500000000           N/A            7.5             115.00
       67               uncapped            3.3750000000        9.9500000000           N/A            7.5             110.00
       68               uncapped            3.8750000000       10.9500000000           N/A            7.5             110.00
       69               uncapped            3.1250000000       10.9500000000           N/A            7.5             110.00
       70               uncapped            3.1250000000       10.9500000000           N/A            7.5             110.00
       71               uncapped            3.3750000000        9.9500000000           N/A            7.5             110.00
       72               uncapped            3.1250000000       10.9500000000           N/A            7.5             110.00
       73               uncapped            3.3750000000       10.9500000000           N/A            7.5             110.00
       74               uncapped            2.8750000000       10.9500000000           N/A            7.5             110.00
       75               uncapped            3.3750000000       10.9500000000           N/A            7.5             110.00
       76             2.0000000000          1.8750000000       15.2500000000            1             N/A              N/A
       77             2.0000000000          6.8400000000       13.8400000000            2             N/A              N/A
       78             2.0000000000          8.2700000000       14.2700000000           N/A            N/A              N/A
       79             1.9907996335          4.6005993491       14.9487916041           N/A            N/A              N/A
       80             3.0000000000          5.0629203388       12.6247197741            9             N/A              N/A
       81             1.0000000000          7.8500000000       14.8500000000            1             N/A              N/A
       82             1.0000000000          6.9900000000       12.9900000000            9             N/A              N/A
       83             1.0000000000          7.4500000000       13.4500000000           19             N/A              N/A
       84             3.0000000000          8.6884959640       14.6884959640           43             N/A              N/A
       85             3.0000000000          7.6775414420       13.8734423274           43             N/A              N/A
       86             1.0000000000          6.5000000000       13.5000000000           47             N/A              N/A
       87             2.0000000000          7.2500000000       13.2500000000           N/A            N/A              N/A
       88             1.0000000000          8.2750000000       14.2750000000           N/A            N/A              N/A
       89             2.6597199927          7.5151206381       14.1135139004           N/A            N/A              N/A
       90             1.0581673422          7.0719133710       13.7775486475           N/A            N/A              N/A
       91             1.2963938691          7.1474993111       13.7774947455           N/A            N/A              N/A
       92             1.9889577585          8.5107059672       14.3754040296           N/A            N/A              N/A
       93             1.0000000000          6.7272810142       15.6008402725           N/A            N/A              N/A
       94             1.0000000000          6.9500000000       12.9500000000           N/A            N/A              N/A
       95             3.0000000000          5.0000000000       14.7000000000           N/A            N/A              N/A
       96             1.5216364012          6.8618111326       14.6944403913           N/A            N/A              N/A
       97             1.0296254820          6.0409179006       13.7961357620           N/A            N/A              N/A
       98             1.0117463166          5.6498171861       16.0523452459           N/A            N/A              N/A
       99                  N/A                   N/A                N/A                N/A            N/A              N/A
       100                 N/A                   N/A                N/A                N/A            N/A              N/A
       101                 N/A                   N/A                N/A                N/A            N/A              N/A
       102                 N/A                   N/A                N/A                N/A            N/A              N/A
       103                 N/A                   N/A                N/A                N/A            N/A              N/A
       104                 N/A                   N/A                N/A                N/A            N/A              N/A
       105                 N/A                   N/A                N/A                N/A            N/A              N/A
       106                 N/A                   N/A                N/A                N/A            N/A              N/A
       107                 N/A                   N/A                N/A                115            N/A              N/A
       108                 N/A                   N/A                N/A                108            N/A              N/A
       109                 N/A                   N/A                N/A                52             N/A              N/A

         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class R Certificates) and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in May of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-1
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                   5%             10%          20%         30%         40%         50%         60%
------------------                   --             ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
June 2007.....................        90             81           64          47          29          12          0
June 2008.....................        80             64           35          10          0           0           0
June 2009.....................        71             49           12          0           0           0           0
June 2010.....................        62             35           3           0           0           0           0
June 2011.....................        53             23           0           0           0           0           0
June 2012.....................        44             12           0           0           0           0           0
June 2013.....................        36             7            0           0           0           0           0
June 2014.....................        28             2            0           0           0           0           0
June 2015.....................        20             0            0           0           0           0           0
June 2016.....................        12             0            0           0           0           0           0
June 2017.....................        9              0            0           0           0           0           0
June 2018.....................        5              0            0           0           0           0           0
June 2019.....................        1              0            0           0           0           0           0
June 2020.....................        0              0            0           0           0           0           0
June 2021.....................        0              0            0           0           0           0           0
June 2022.....................        0              0            0           0           0           0           0
June 2023.....................        0              0            0           0           0           0           0
June 2024.....................        0              0            0           0           0           0           0
June 2025.....................        0              0            0           0           0           0           0
June 2026.....................        0              0            0           0           0           0           0
June 2027.....................        0              0            0           0           0           0           0
June 2028.....................        0              0            0           0           0           0           0
June 2029.....................        0              0            0           0           0           0           0
June 2030.....................        0              0            0           0           0           0           0
June 2031.....................        0              0            0           0           0           0           0
June 2032.....................        0              0            0           0           0           0           0
June 2033.....................        0              0            0           0           0           0           0
June 2034.....................        0              0            0           0           0           0           0
June 2035.....................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................       5.59           3.21         1.62        1.00        0.70        0.52       0.39
Weighted Average Life
(in years)(1)(2)..............       5.59           3.21         1.62        1.00        0.70        0.52       0.39
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-2
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                   5%             10%          20%         30%         40%         50%         60%
------------------                   --             ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
June 2007.....................       100            100          100         100         100         100         84
June 2008.....................       100            100          100         100          61          3           0
June 2009.....................       100            100          100          50          0           0           0
June 2010.....................       100            100          100          50          0           0           0
June 2011.....................       100            100           86          44          0           0           0
June 2012.....................       100            100           68          30          0           0           0
June 2013.....................       100            100           53          21          0           0           0
June 2014.....................       100            100           41          14          0           0           0
June 2015.....................       100             93           32          10          0           0           0
June 2016.....................       100             81           25          7           0           0           0
June 2017.....................       100             70           19          4           0           0           0
June 2018.....................       100             60           15          3           0           0           0
June 2019.....................       100             52           11          1           0           0           0
June 2020.....................        94             44           8           0           0           0           0
June 2021.....................        83             37           6           0           0           0           0
June 2022.....................        73             31           5           0           0           0           0
June 2023.....................        63             25           3           0           0           0           0
June 2024.....................        54             20           2           0           0           0           0
June 2025.....................        45             16           1           0           0           0           0
June 2026.....................        38             13           0           0           0           0           0
June 2027.....................        31             10           0           0           0           0           0
June 2028.....................        27             8            0           0           0           0           0
June 2029.....................        23             7            0           0           0           0           0
June 2030.....................        19             5            0           0           0           0           0
June 2031.....................        15             4            0           0           0           0           0
June 2032.....................        11             2            0           0           0           0           0
June 2033.....................        7              *            0           0           0           0           0
June 2034.....................        4              0            0           0           0           0           0
June 2035.....................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................      19.35          14.29         8.27        4.92        2.14        1.58       1.20
Weighted Average Life
(in years)(1)(2)..............      18.37          13.17         7.32        4.24        2.14        1.58       1.20
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                   5%            10%        20%         30%         40%           50%         60%
------------------                   --            ---        ---         ---         ---           ---         ---

Initial Percentage                   100            100          100         100         100         100         100
June 2007.....................        92             86           73          60          47          34         21
June 2008.....................        85             73           51          32          15          1           0
June 2009.....................        78             61           34          12          0           0           0
June 2010.....................        71             51           27          12          0           0           0
June 2011.....................        64             41           21          11          0           0           0
June 2012.....................        58             34           17          7           0           0           0
June 2013.....................        51             30           13          5           0           0           0
June 2014.....................        45             26           10          3           0           0           0
June 2015.....................        40             23           8           2           0           0           0
June 2016.....................        34             20           6           2           0           0           0
June 2017.....................        31             17           5           1           0           0           0
June 2018.....................        28             15           4           1           0           0           0
June 2019.....................        25             13           3           *           0           0           0
June 2020.....................        23             11           2           0           0           0           0
June 2021.....................        20             9            2           0           0           0           0
June 2022.....................        18             8            1           0           0           0           0
June 2023.....................        15             6            1           0           0           0           0
June 2024.....................        13             5            *           0           0           0           0
June 2025.....................        11             4            *           0           0           0           0
June 2026.....................        9              3            0           0           0           0           0
June 2027.....................        8              2            0           0           0           0           0
June 2028.....................        7              2            0           0           0           0           0
June 2029.....................        6              2            0           0           0           0           0
June 2030.....................        5              1            0           0           0           0           0
June 2031.....................        4              1            0           0           0           0           0
June 2032.....................        3              1            0           0           0           0           0
June 2033.....................        2              *            0           0           0           0           0
June 2034.....................        1              0            0           0           0           0           0
June 2035.....................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................       8.95           5.91         3.24        1.96        1.05        0.78       0.59
Weighted Average Life
(in years)(1)(2)..............       8.71           5.64         3.01        1.79        1.05        0.78       0.59
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-1
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                   5%            10%        20%         30%         40%           50%         60%
------------------                   --            ---        ---         ---         ---           ---         ---

Initial Percentage                   100           100        100         100          100          100         100
June 2007....................        100           100        100         100          100          100         100
June 2008....................        100           100        100         100          100          100          0
June 2009....................        100           100        100         100           58           0           0
June 2010....................        100           100         78          83           58           0           0
June 2011....................        100           100         62          32           58           0           0
June 2012....................        100           98          48          22           39           0           0
June 2013....................        100           86          38          15           23           0           0
June 2014....................        100           76          30          10           13           0           0
June 2015....................        100           66          23          7            5            0           0
June 2016....................        99            57          18          5            0            0           0
June 2017....................        90            50          14          3            0            0           0
June 2018....................        82            43          10          *            0            0           0
June 2019....................        74            37          8           0            0            0           0
June 2020....................        67            31          6           0            0            0           0
June 2021....................        59            26          5           0            0            0           0
June 2022....................        52            22          3           0            0            0           0
June 2023....................        45            18          1           0            0            0           0
June 2024....................        38            14          0           0            0            0           0
June 2025....................        32            11          0           0            0            0           0
June 2026....................        27             9          0           0            0            0           0
June 2027....................        22             7          0           0            0            0           0
June 2028....................        19             6          0           0            0            0           0
June 2029....................        16             5          0           0            0            0           0
June 2030....................        13             4          0           0            0            0           0
June 2031....................        10             2          0           0            0            0           0
June 2032....................         8             0          0           0            0            0           0
June 2033....................         5             0          0           0            0            0           0
June 2034....................         2             0          0           0            0            0           0
June 2035....................         0             0          0           0            0            0           0
Weighted Average Life
(in years)(1)................       17.12         12.20       6.91        5.25         5.21         2.27       1.72
Weighted Average Life
(in years)(1)(2).............       16.43         11.43       6.27        4.79         3.74         2.27       1.72
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-2
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------


Distribution Date:                   5%            10%        20%         30%         40%           50%         60%
------------------                   --            ---        ---         ---         ---           ---         ---
Initial Percentage                   100            100         100         100         100         100         100
June 2007.....................       100            100         100         100         100         100         100
June 2008.....................       100            100         100         100         100         100         51
June 2009.....................       100            100         100         100         100          0           0
June 2010.....................       100            100          78          46         100          0           0
June 2011.....................       100            100          62          32          45          0           0
June 2012.....................       100            98           48          22          9           0           0
June 2013.....................       100            86           38          15          5           0           0
June 2014.....................       100            76           30          10          0           0           0
June 2015.....................       100            66           23          7           0           0           0
June 2016.....................        99            57           18          5           0           0           0
June 2017.....................        90            50           14          1           0           0           0
June 2018.....................        82            43           10          0           0           0           0
June 2019.....................        74            37           8           0           0           0           0
June 2020.....................        67            31           6           0           0           0           0
June 2021.....................        59            26           5           0           0           0           0
June 2022.....................        52            22           3           0           0           0           0
June 2023.....................        45            18           0           0           0           0           0
June 2024.....................        38            14           0           0           0           0           0
June 2025.....................        32            11           0           0           0           0           0
June 2026.....................        27             9           0           0           0           0           0
June 2027.....................        22             7           0           0           0           0           0
June 2028.....................        19             6           0           0           0           0           0
June 2029.....................        16             5           0           0           0           0           0
June 2030.....................        13             4           0           0           0           0           0
June 2031.....................        10             0           0           0           0           0           0
June 2032.....................        8              0           0           0           0           0           0
June 2033.....................        5              0           0           0           0           0           0
June 2034.....................        0              0           0           0           0           0           0
June 2035.....................        0              0           0           0           0           0           0
Weighted Average Life
 (in years)(1)                      17.11          12.18        6.89        4.98        5.15        2.63       2.00
Weighted Average Life
 (in years)(1)(2)                   16.43          11.43        6.27        4.54        4.37        2.63       2.00
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-3
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                   5%            10%        20%         30%         40%           50%         60%
------------------                   --            ---        ---         ---         ---           ---         ---
Initial Percentage                     100          100         100         100          100         100         100
  June 2007.....................       100          100         100         100          100         100         100
  June 2008.....................       100          100         100         100          100         100         100
  June 2009.....................       100          100         100         100          100          31          0
  June 2010.....................       100          100          78          46          92           31          0
  June 2011.....................       100          100          62          32          15           31          0
  June 2012.....................       100          98           48          22           9           26          0
  June 2013.....................       100          86           38          15           5           6           0
  June 2014.....................       100          76           30          10           0           0           0
  June 2015.....................       100          66           23          7            0           0           0
  June 2016.....................       99           57           18          5            0           0           0
  June 2017.....................       90           50           14          0            0           0           0
  June 2018.....................       82           43           10          0            0           0           0
  June 2019.....................       74           37           8           0            0           0           0
  June 2020.....................       67           31           6           0            0           0           0
  June 2021.....................       59           26           4           0            0           0           0
  June 2022.....................       52           22           0           0            0           0           0
  June 2023.....................       45           18           0           0            0           0           0
  June 2024.....................       38           14           0           0            0           0           0
  June 2025.....................       32           11           0           0            0           0           0
  June 2026.....................       27            9           0           0            0           0           0
  June 2027.....................       22            7           0           0            0           0           0
  June 2028.....................       19            6           0           0            0           0           0
  June 2029.....................       16            5           0           0            0           0           0
  June 2030.....................       13            1           0           0            0           0           0
  June 2031.....................       10            0           0           0            0           0           0
  June 2032.....................        8            0           0           0            0           0           0
  June 2033.....................        5            0           0           0            0           0           0
  June 2034.....................        0            0           0           0            0           0           0
  June 2035.....................        0            0           0           0            0           0           0
Weighted Average Life
(in years)(1)                         17.10        12.15        6.87        4.87        4.59         3.97       2.22
Weighted Average Life
(in years)(1)(2)                      16.43        11.43        6.27        4.45        4.25         2.99       2.22
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-4
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                     5%           10%         20%         30%         40%        50%        60%
------------------                     --           ---         ---         ---         ---        ---        ---
Initial Percentage                     100          100         100         100         100        100        100
  June 2007.....................       100          100         100         100         100        100        100
  June 2008.....................       100          100         100         100         100        100        100
  June 2009.....................       100          100         100         100         100        100         0
  June 2010.....................       100          100          78          46          25        100         0
  June 2011.....................       100          100          62          32          15         77         0
  June 2012.....................       100          98           48          22          9          0          0
  June 2013.....................       100          86           38          15          3          0          0
  June 2014.....................       100          76           30          10          0          0          0
  June 2015.....................       100          66           23          7           0          0          0
  June 2016.....................        99          57           18          1           0          0          0
  June 2017.....................        90          50           14          0           0          0          0
  June 2018.....................        82          43           10          0           0          0          0
  June 2019.....................        74          37           8           0           0          0          0
  June 2020.....................        67          31           6           0           0          0          0
  June 2021.....................        59          26           0           0           0          0          0
  June 2022.....................        52          22           0           0           0          0          0
  June 2023.....................        45          18           0           0           0          0          0
  June 2024.....................        38          14           0           0           0          0          0
  June 2025.....................        32          11           0           0           0          0          0
  June 2026.....................        27           9           0           0           0          0          0
  June 2027.....................        22           7           0           0           0          0          0
  June 2028.....................        19           6           0           0           0          0          0
  June 2029.....................        16           1           0           0           0          0          0
  June 2030.....................        13           0           0           0           0          0          0
  June 2031.....................        10           0           0           0           0          0          0
  June 2032.....................        8            0           0           0           0          0          0
  June 2033.....................        3            0           0           0           0          0          0
  June 2034.....................        0            0           0           0           0          0          0
  June 2035.....................        0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         17.08        12.11        6.83        4.78        4.25       5.27      2.47
Weighted Average Life
(in years)(1)(2)                      16.43        11.43        6.27        4.39        3.96       3.29      2.44
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-5
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                     5%           10%         20%         30%         40%        50%        60%
------------------                     --           ---         ---         ---         ---        ---        ---

Initial Percentage                     100          100         100         100         100        100        100
  June 2007.....................       100          100         100         100         100        100        100
  June 2008.....................       100          100         100         100         100        100        100
  June 2009.....................       100          100         100         100         100        100         0
  June 2010.....................       100          100          78          46          25        100         0
  June 2011.....................       100          100          62          32          15         3          0
  June 2012.....................       100          98           48          22          9          0          0
  June 2013.....................       100          86           38          15          0          0          0
  June 2014.....................       100          76           30          10          0          0          0
  June 2015.....................       100          66           23          7           0          0          0
  June 2016.....................        99          57           18          0           0          0          0
  June 2017.....................        90          50           14          0           0          0          0
  June 2018.....................        82          43           10          0           0          0          0
  June 2019.....................        74          37           8           0           0          0          0
  June 2020.....................        67          31           4           0           0          0          0
  June 2021.....................        59          26           0           0           0          0          0
  June 2022.....................        52          22           0           0           0          0          0
  June 2023.....................        45          18           0           0           0          0          0
  June 2024.....................        38          14           0           0           0          0          0
  June 2025.....................        32          11           0           0           0          0          0
  June 2026.....................        27           9           0           0           0          0          0
  June 2027.....................        22           7           0           0           0          0          0
  June 2028.....................        19           3           0           0           0          0          0
  June 2029.....................        16           0           0           0           0          0          0
  June 2030.....................        13           0           0           0           0          0          0
  June 2031.....................        10           0           0           0           0          0          0
  June 2032.....................        8            0           0           0           0          0          0
  June 2033.....................        0            0           0           0           0          0          0
  June 2034.....................        0            0           0           0           0          0          0
  June 2035.....................        0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         17.06        12.07        6.80        4.72        4.10       4.51      2.65
Weighted Average Life
(in years)(1)(2)                      16.43        11.43        6.27        4.35        3.82       3.29      2.46
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-6
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                     5%           10%         20%         30%         40%        50%        60%
------------------                     --           ---         ---         ---         ---        ---        ---

Initial Percentage                     100          100         100         100         100        100        100
  June 2007.....................       100          100         100         100         100        100        100
  June 2008.....................       100          100         100         100         100        100        100
  June 2009.....................       100          100         100         100         100        100         0
  June 2010.....................       100          100          78          46          25         61         0
  June 2011.....................       100          100          62          32          15         0          0
  June 2012.....................       100          98           48          22          9          0          0
  June 2013.....................       100          86           38          15          0          0          0
  June 2014.....................       100          76           30          10          0          0          0
  June 2015.....................       100          66           23          3           0          0          0
  June 2016.....................        99          57           18          0           0          0          0
  June 2017.....................        90          50           14          0           0          0          0
  June 2018.....................        82          43           10          0           0          0          0
  June 2019.....................        74          37           8           0           0          0          0
  June 2020.....................        67          31           0           0           0          0          0
  June 2021.....................        59          26           0           0           0          0          0
  June 2022.....................        52          22           0           0           0          0          0
  June 2023.....................        45          18           0           0           0          0          0
  June 2024.....................        38          14           0           0           0          0          0
  June 2025.....................        32          11           0           0           0          0          0
  June 2026.....................        27           9           0           0           0          0          0
  June 2027.....................        22           4           0           0           0          0          0
  June 2028.....................        19           0           0           0           0          0          0
  June 2029.....................        16           0           0           0           0          0          0
  June 2030.....................        13           0           0           0           0          0          0
  June 2031.....................        10           0           0           0           0          0          0
  June 2032.....................        6            0           0           0           0          0          0
  June 2033.....................        0            0           0           0           0          0          0
  June 2034.....................        0            0           0           0           0          0          0
  June 2035.....................        0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         17.03        12.01        6.75        4.67        3.97       4.09      2.86
Weighted Average Life
(in years)(1)(2)                      16.43        11.43        6.27        4.33        3.72       3.29      2.46
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-7
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                     5%           10%         20%         30%         40%        50%        60%
------------------                     --           ---         ---         ---         ---        ---        ---

Initial Percentage                     100          100         100         100         100        100        100
  June 2007.....................       100          100         100         100         100        100        100
  June 2008.....................       100          100         100         100         100        100        100
  June 2009.....................       100          100         100         100         100        100        90
  June 2010.....................       100          100          78          46          25         12        90
  June 2011.....................       100          100          62          32          15         0         33
  June 2012.....................       100          98           48          22          3          0          0
  June 2013.....................       100          86           38          15          0          0          0
  June 2014.....................       100          76           30          10          0          0          0
  June 2015.....................       100          66           23          0           0          0          0
  June 2016.....................        99          57           18          0           0          0          0
  June 2017.....................        90          50           14          0           0          0          0
  June 2018.....................        82          43           10          0           0          0          0
  June 2019.....................        74          37           *           0           0          0          0
  June 2020.....................        67          31           0           0           0          0          0
  June 2021.....................        59          26           0           0           0          0          0
  June 2022.....................        52          22           0           0           0          0          0
  June 2023.....................        45          18           0           0           0          0          0
  June 2024.....................        38          14           0           0           0          0          0
  June 2025.....................        32          11           0           0           0          0          0
  June 2026.....................        27           6           0           0           0          0          0
  June 2027.....................        22           0           0           0           0          0          0
  June 2028.....................        19           0           0           0           0          0          0
  June 2029.....................        16           0           0           0           0          0          0
  June 2030.....................        13           0           0           0           0          0          0
  June 2031.....................        10           0           0           0           0          0          0
  June 2032.....................        0            0           0           0           0          0          0
  June 2033.....................        0            0           0           0           0          0          0
  June 2034.....................        0            0           0           0           0          0          0
  June 2035.....................        0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         16.98        11.93        6.69        4.60        3.85       3.80      4.69
Weighted Average Life
(in years)(1)(2)                      16.43        11.43        6.27        4.31        3.64       3.29      2.46
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, the swap account, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfall Carry Forward Amounts and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfall Carry Forward Amounts, and in rights to payments from and interests in the interest rate swap agreement (such rights, the "Derivative Rights,") as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to such certificateholder's right to receive Net Swap Payments as a result of the application of the applicable interest rate cap, and with respect to its right to receive Basis Risk Shortfall Carry Forward Amounts, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated April 13, 2006, and related terms agreement dated July 6, 2006, between the depositor and Bear, Stearns & Co. Inc., as underwriter (the "underwriter"), the depositor has agreed to sell all of the offered certificates to the underwriter, and the underwriter has agreed to purchase such offered certificates from the depositor.

         The offered certificates will be offered by the underwriter when, as and if issued and sold by the depositor to the underwriter, subject to the underwriter's right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $202,740,986 plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $500,000.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor and EMC Mortgage Corporation. From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the sponsor, and other affiliates of the depositor and the sponsor.
                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or any custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or any custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodians. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and a custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's, Fitch and Moody's.

                                          Rating
                     ----------------------------------------------
      Class          Standard and          Fitch           Moody's
      -----          ------------          -----           -------
                        Poor's
                        ------
       A-1                AAA               AAA              Aaa
       A-2                AAA               AAA              Aaa
       A-3                AAA               AAA              Aaa
       M-1                 AA               AA               Aa2
       M-2                AA-               AA-              Aa3
       M-3                 A                 A                A2
       M-4                 A-               A-                A3
       M-5                BBB+             BBB+              Baa1
       M-6                BBB               BBB              Baa2
       M-7                BBB-             BBB-              Baa3


         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's, Fitch and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed by the securities administrator with the Commission will be posted on the securities administrator's internet web site no later than one business day after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS


6-month LIBOR.............................................................S-35
Applied Realized Loss Amount..............................................S-64
Basis Risk Shortfall......................................................S-64
Basis Risk Shortfall Carry Forward Amount.................................S-64
Certificate Principal Balance.............................................S-64
Certificate Registrar......................................................S-6
Class A Certificates.......................................................S-8
Class A Principal Distribution Amount.....................................S-65
Class B-IO Certificates....................................................S-8
Class M Certificates.......................................................S-8
Class M-1 Principal Distribution Amount...................................S-65
Class M-2 Principal Distribution Amount...................................S-65
Class M-3 Principal Distribution Amount...................................S-66
Class M-4 Principal Distribution Amount...................................S-67
Class M-5 Principal Distribution Amount...................................S-67
Class M-6 Principal Distribution Amount...................................S-68
Class M-7 Principal Distribution Amount...................................S-69
Class R Certificates.......................................................S-8
Clearstream...............................................................S-56
Closing Date...............................................................S-6
Code.....................................................................S-112
collateral value..........................................................S-34
Compensating Interest.....................................................S-52
Contributions Tax........................................................S-114
CSSF......................................................................S-58
Current Interest..........................................................S-70
Cut-Off Date...............................................................S-6
Depositor..................................................................S-5
Distribution Account......................................................S-50
DTC.......................................................................S-56
Due Period................................................................S-70
ERISA....................................................................S-114
Euroclear.................................................................S-56
Excess Cashflow...........................................................S-70
Excess Overcollateralization Amount.......................................S-70
Excess Spread.............................................................S-70
Exemption................................................................S-115
Extra Principal Distribution Amount.......................................S-70
final scheduled distribution date.........................................S-96
Financial Intermediary....................................................S-56
Fiscal Quarter............................................................S-88
Fitch.....................................................................S-13
hybrid mortgage loans......................................................S-6
Insurance Proceeds........................................................S-70
interest adjustment date..................................................S-35
Interest Carry Forward Amount.............................................S-70
Interest Funds............................................................S-71
interest rate cap..........................................................S-9
interest rate swap agreement..............................................S-11

Issuing Entity.............................................................S-6
LIBOR business day........................................................S-78
Liquidation Proceeds......................................................S-71
Master Servicer............................................................S-5
MOM loan..................................................................S-37
net mortgage rate.........................................................S-76
offered certificates......................................................S-56
One-Month LIBOR...........................................................S-76
optional termination date............................................S-9, S-87
Originators................................................................S-5
Overcollateralization Amount..............................................S-72
Overcollateralization Floor...............................................S-72
Paying Agent...............................................................S-6
Plan......................................................................S-13
Plan Asset Regulations...................................................S-115
Plan(s)..................................................................S-114
Pooling and Servicing Agreement............................................S-6
Prepayment Interest Shortfall.............................................S-52
Prepayment Period.........................................................S-72
Principal Distribution Amount.............................................S-72
Principal Funds...........................................................S-72
Prohibited Transactions Tax..............................................S-113
PTE......................................................................S-115
Realized Loss.............................................................S-73
Reference Banks...........................................................S-78
Relief Act................................................................S-73
Remaining Excess Spread...................................................S-73
residual certificates.....................................................S-56
residual interest.........................................................S-13
Rules.....................................................................S-57
Securities Administrator...................................................S-6
senior certificates.......................................................S-56
Servicers..................................................................S-5
servicing agreements......................................................S-44
SMMEA....................................................................S-118
Specified Overcollateralization Amount....................................S-73
Sponsor....................................................................S-5
Standard & Poor's.........................................................S-13
Stated Principal Balance..................................................S-73
Stepdown Date.............................................................S-74
subordinate certificates..................................................S-56
Subsequent Recovery.......................................................S-76
Swap Provider..............................................................S-6
Tax Counsel..............................................................S-112
The Certificates...........................................................S-5
Trigger Event.............................................................S-74
Trustee....................................................................S-5
underwriter..............................................................S-115
Unpaid Applied Realized Loss Amount.......................................S-75

                                                                     SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of June 1, 2006.


                         MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                                AGGREGATE SCHEDULED
                                                NUMBER OF        PRINCIPAL BALANCE
                                                MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
MORTGAGE RATES (%)                                LOANS             OFF DATE                      POOL
------------------                           ---------------  ------------------------     --------------
4.501            -   5.000                              2             $     148,939               0.07 %
5.001            -   5.500                              4                 1,076,522               0.50
5.501            -   6.000                             33                 7,371,881               3.46
6.001            -   6.500                             55                12,989,092               6.09
6.501            -   7.000                            117                20,737,642               9.72
7.001            -   7.500                            118                21,888,660              10.26
7.501            -   8.000                            139                18,437,245               8.64
8.001            -   8.500                            157                19,836,470               9.30
8.501            -   9.000                            209                18,360,222               8.61
9.001            -   9.500                            291                20,694,543               9.70
9.501            -   10.000                           334                18,811,570               8.82
10.001           -   10.500                           340                16,520,863               7.74
10.501           -   11.000                           343                15,751,077               7.38
11.001           -   11.500                           233                 9,149,261               4.29
11.501           -   12.000                           111                 4,736,484               2.22
12.001           -   12.500                           149                 4,065,914               1.91
12.501           -   13.000                            33                 1,528,695               0.72
13.001           -   13.500                            27                   919,552               0.43
13.501           -   14.000                             5                   275,729               0.13
14.001           -   14.500                             1                    20,773               0.01
15.501           -   16.000                             1                    35,282               0.02
                                             ----------------------------------------------------------
     Total                                          2,702             $ 213,356,419             100.00 %
                                             ==========================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately
8.762% per annum.


                      ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF TOTAL PORTFOLIO

                                                                AGGREGATE SCHEDULED
                                                NUMBER OF        PRINCIPAL BALANCE
                                                MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)        LOANS             OFF DATE                      POOL
------------------------------------------   ---------------  ------------------------     --------------
10.01             -  20.00                              3             $      36,942               0.02 %
20.01             -  30.00                             12                   206,328               0.10
30.01             -  40.00                             36                 1,239,057               0.58
40.01             -  50.00                             80                 3,819,187               1.79
50.01             -  60.00                            112                 5,257,480               2.46
60.01             -  70.00                            237                19,296,766               9.04
70.01             -  80.00                            702                57,034,297              26.73
80.01             -  90.00                            758                59,352,661              27.82
90.01             -  100.00                           721                62,611,247              29.35
100.01            -  110.00                            19                 1,649,196               0.77
110.01            -  120.00                             4                   519,267               0.24
120.01           or  greater                           18                 2,333,991               1.09
                                             ----------------------------------------------------------
     Total                                          2,702             $ 213,356,419             100.00 %
                                             ==========================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 84.19%.


                    SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)         LOANS             OFF DATE                      POOL
-------------------------------     ---------------  ------------------------     --------------
1                 -  50,000                1,372             $  38,059,908              17.84 %
50,001            -  100,000                 741                51,569,696              24.17
100,001           -  150,000                 257                31,374,158              14.71
150,001           -  200,000                 114                19,705,987               9.24
200,001           -  250,000                  72                16,115,757               7.55
250,001           -  300,000                  45                12,267,485               5.75
300,001           -  350,000                  30                 9,729,469               4.56
350,001           -  400,000                  24                 8,878,568               4.16
400,001           -  450,000                   8                 3,365,723               1.58
450,001           -  500,000                  14                 6,677,833               3.13
500,001           -  550,000                  11                 5,732,383               2.69
550,001           -  600,000                   7                 4,051,648               1.90
600,001           -  650,000                   2                 1,260,647               0.59
650,001           -  700,000                   2                 1,377,023               0.65
750,001          or Greater                    3                 3,190,132               1.50
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
$78,962.


               CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO*

                                                       AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
RANGE OF CREDIT SCORES                   LOANS             OFF DATE                      POOL
----------------------              ---------------  ------------------------     --------------
1                -   500                     292             $  22,666,497              10.62 %
501              -   520                     271                22,292,549              10.45
521              -   540                     303                24,808,806              11.63
541              -   560                     277                19,657,852               9.21
561              -   580                     230                16,924,795               7.93
581              -   600                     235                16,741,515               7.85
601              -   620                     180                14,973,176               7.02
621              -   640                     207                20,939,051               9.81
641              -   660                     164                 9,749,109               4.57
661              -   680                     138                 9,709,904               4.55
681              -   700                     119                11,632,027               5.45
701              -   720                     101                 9,194,756               4.31
721              -   740                      67                 5,035,429               2.36
741              -   760                      44                 2,735,074               1.28
761              -   780                      27                 2,590,686               1.21
781              -   800                      32                 3,238,737               1.52
801 or Greater                                15                   466,457               0.22
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 591.

*Based upon the most recently available data.



     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO


                                                       AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION                  LOANS             OFF DATE                      POOL
-----------------------             ---------------  ------------------------     --------------
Alabama                                       22             $   1,036,720               0.49 %
Alaska                                         1                   331,918               0.16
Arizona                                       22                 4,269,504               2.00
Arkansas                                      79                 2,747,965               1.29
California                                   103                23,864,165              11.19
Colorado                                      21                 3,039,192               1.42
Connecticut                                   10                 1,691,652               0.79
Delaware                                       6                   572,045               0.27
District of Columbia                           7                 1,306,258               0.61
Florida                                      141                14,864,965               6.97
Georgia                                      116                12,069,417               5.66
Hawaii                                         1                   933,905               0.44
Idaho                                          4                   391,603               0.18
Illinois                                      84                 6,321,796               2.96
Indiana                                      101                 5,993,330               2.81
Iowa                                          41                 2,457,568               1.15
Kansas                                        32                 1,454,504               0.68
Kentucky                                      54                 2,665,098               1.25
Louisiana                                    215                 8,900,471               4.17
Maine                                         27                 1,650,119               0.77
Maryland                                      25                 3,456,324               1.62
Massachusetts                                 23                 4,834,300               2.27
Michigan                                     119                 7,286,094               3.41
Minnesota                                     35                 5,703,656               2.67
Mississippi                                  132                 5,122,631               2.40
Missouri                                      52                 3,073,892               1.44
Nebraska                                      20                 1,074,423               0.50
Nevada                                        14                 3,491,243               1.64
New Hampshire                                 10                 1,027,529               0.48
New Jersey                                    32                 5,332,231               2.50
New Mexico                                    23                 1,800,474               0.84
New York                                     131                 9,659,473               4.53
North Carolina                               120                 6,701,468               3.14
Ohio                                         159                 9,684,231               4.54
Oklahoma                                      85                 3,268,678               1.53
Oregon                                         7                   652,607               0.31
Pennsylvania                                 150                 7,057,470               3.31
Rhode Island                                   4                   818,308               0.38
South Carolina                                62                 3,916,711               1.84
Tennessee                                    112                 6,869,348               3.22
Texas                                        159                11,591,821               5.43
Utah                                          22                 2,332,177               1.09
Vermont                                        1                   198,944               0.09
Virginia                                      45                 5,346,258               2.51
Washington                                    22                 3,096,080               1.45
West Virginia                                 19                   903,428               0.42
Wisconsin                                     29                 2,242,949               1.05
Wyoming                                        3                   251,478               0.12
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================


         PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
PROPERTY TYPE                           LOANS             OFF DATE                      POOL
-------------                       ---------------  ------------------------     --------------
2-4 Family                                    91             $  11,283,119               5.29 %
CO-OP                                          1                    28,325               0.01
Condominium                                   56                 6,745,134               3.16
Manufactured Home                              1                   473,057               0.22
PUD                                          130                22,718,883              10.65
Single Family                              2,417               171,555,223              80.41
Townhouse                                      6                   552,679               0.26
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================



          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL PORTFOLIO*

                                                       AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
OCCUPANCY STATUS                        LOANS             OFF DATE                      POOL
----------------                    ---------------  ------------------------     --------------
Investor                                     159             $  10,881,462               5.10 %
Owner Occupied                             2,518               198,366,860              92.97
Second Home                                   25                 4,108,097               1.93
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

*Based upon representations of the related mortgagors at the time of origination.

     REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
STATED REMAINING TERM                   LOANS             OFF DATE                      POOL
---------------------               ---------------  ------------------------     --------------
1                -   48                       84             $     675,248               0.32 %
49               -   60                        1                     8,937                  -
61               -   120                     583                13,388,443               6.28
121              -   180                     259                11,601,341               5.44
181              -   240                      35                 2,131,918               1.00
241              -   300                     974                57,472,742              26.94
301              -   360                     760               126,518,220              59.30
361              or  greater                   6                 1,559,570               0.73
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 296 months.


             LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                     AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
LOAN PURPOSE                             LOANS             OFF DATE                      POOL
------------                        ---------------  ------------------------     --------------
Cash-Out Refinance                         2,078             $ 129,269,357              60.59 %
Purchase                                     512                66,104,043              30.98
Rate/Term Refinance                          112                17,983,019               8.43
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

                MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                     AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
MAXIMUM MORTGAGE INTEREST RATE (%)       LOANS             OFF DATE                      POOL
----------------------------------  ---------------  ------------------------     --------------
0.001             -  11.000                   26             $   8,830,767               4.14 %
11.001            -  11.500                    6                 1,124,021               0.53
11.501            -  12.000                   13                 2,819,151               1.32
12.001            -  12.500                   44                 8,441,175               3.96
12.501            -  13.000                   78                14,349,392               6.73
13.001            -  13.500                   87                15,472,455               7.25
13.501            -  14.000                   86                12,933,944               6.06
14.001            -  14.500                  110                15,350,508               7.19
14.501            -  15.000                  139                14,808,876               6.94
15.001            -  15.500                  193                15,218,190               7.13
15.501            -  16.000                  243                16,697,739               7.83
16.001            -  16.500                  148                10,327,380               4.84
16.501            -  17.000                  261                13,804,701               6.47
17.001            -  17.500                   42                 2,647,791               1.24
17.501            -  18.000                  112                 4,725,040               2.21
18.001           or  greater                  23                 1,883,916               0.88
FIXED                                      1,091                53,921,372              25.27
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 14.546% per annum.



        MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                                     AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
MINIMUM MORTGAGE INTEREST RATE (%)       LOANS             OFF DATE                      POOL
----------------------------------  ---------------  ------------------------     --------------
0.001             -  3.000                    70             $  10,492,542               4.92 %
3.001             -  3.500                    39                 6,893,811               3.23
3.501             -  4.000                   126                 9,838,278               4.61
4.001             -  4.500                   210                14,206,194               6.66
4.501             -  5.000                   104                10,413,594               4.88
5.001             -  5.500                   277                16,647,540               7.80
5.501             -  6.000                   191                12,865,103               6.03
6.001             -  6.500                    78                11,137,511               5.22
6.501             -  7.000                    70                10,787,470               5.06
7.001             -  7.500                    75                10,954,558               5.13
7.501             -  8.000                    86                11,436,455               5.36
8.001             -  8.500                    82                12,423,714               5.82
8.501             -  9.000                    69                 9,253,334               4.34
9.001             -  9.500                    36                 4,592,196               2.15
9.501             -  10.000                   28                 3,465,440               1.62
10.001            -  10.500                   21                 1,591,731               0.75
10.501 and Greater                            49                 2,435,574               1.14
FIXED                                      1,091                53,921,372              25.27
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 6.169% per annum.


             GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                     AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
GROSS MARGIN (%)                        LOANS             OFF DATE                      POOL
----------------                    ---------------  ------------------------     --------------
0.001             -  2.500                     9             $   1,502,234               0.70 %
2.501             -  3.000                    64                 9,434,166               4.42
3.001             -  3.500                    40                 6,915,543               3.24
3.501             -  4.000                   151                12,659,494               5.93
4.001             -  4.500                   229                15,729,793               7.37
4.501             -  5.000                   142                17,068,350               8.00
5.001             -  5.500                   334                24,557,260              11.51
5.501             -  6.000                   314                29,710,764              13.93
6.001             -  6.500                   129                17,026,526               7.98
6.501             -  7.000                    86                11,361,545               5.33
7.001             -  7.500                    50                 5,496,471               2.58
7.501             -  8.000                    29                 3,348,877               1.57
8.001 and Greater                             34                 4,624,024               2.17
FIXED                                      1,091                53,921,372              25.27
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.330% per annum.


 MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                              AGGREGATE SCHEDULED
                                                NUMBER OF        PRINCIPAL BALANCE
                                                MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
MONTHS TO NEXT INTEREST RATE ADJUSTMENT          LOANS             OFF DATE                      POOL
---------------------------------------      ---------------  ------------------------     --------------
1                 -  12                             1,292             $ 102,698,271              48.13 %
13                -  24                               265                46,959,329              22.01
25                -  36                                13                 2,218,976               1.04
37                -  48                                 4                   981,765               0.46
49                -  60                                32                 5,352,178               2.51
73                -  84                                 3                   663,381               0.31
97 or Greater                                           2                   561,145               0.26
FIXED                                               1,091                53,921,372              25.27
                                             ----------------------------------------------------------
     Total                                          2,702             $ 213,356,419             100.00 %
                                             ==========================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 11 months.



         INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                     AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
INTEREST ONLY                           LOANS             OFF DATE                      POOL
-------------                       ---------------  ------------------------     --------------
10 Year Interest Only                         11             $   3,375,183               1.58 %
2 Year Interest Only                          22                 5,703,519               2.67
3 Year Interest Only                           9                 1,438,382               0.67
5 Year Interest Only                          90                19,139,117               8.97
7 Year Interest Only                           3                   663,381               0.31
Non-IO                                     2,567               183,036,837              85.79
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================


          DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                     AGGREGATE SCHEDULED
                                       NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-       % OF MORTGAGE
DQ HISTORY                              LOANS             OFF DATE                      POOL
----------                          ---------------  ------------------------     --------------
A. 0 x 30                                  1,212             $  90,964,909              42.64 %
B. 1 x 30                                    235                18,926,359               8.87
C. 2 x 30                                    150                11,952,576               5.60
D. 3+ x 30                                   542                30,850,727              14.46
E. 1 x 60                                    238                22,686,454              10.63
F. 2 x 60                                    134                15,942,122               7.47
G. 3+ x 60                                   191                22,033,272              10.33
                                    ----------------------------------------------------------
     Total                                 2,702             $ 213,356,419             100.00 %
                                    ==========================================================

                                                                        ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

-----------------------------   Each issue of securities will have its own
CONSIDER CAREFULLY THE RISK  |  series designation and will evidence either the
FACTORS BEGINNING ON PAGE 4  |  ownership of assets in the related trust fund or
OF THIS PROSPECTUS.          |  debt obligations secured by assets of the
                             |  related trust fund.
The securities represent     |
obligations of the issuing   |  o Each series of securities will consist of one
entity only and do not       |  or more classes of mortgage-backed or
represent an interest in or  |  asset-backed certificates or notes.
obligation of the depositor, |
the sponsor, the master      |  o Each class of securities will represent the
servicer or any of their     |  entitlement to a specified portion of interest
affiliates.                  |  payments and a specified portion of principal
                             |  payments on the trust assets.
This prospectus may be       |
used to offer and sell       |  o A series may include classes of securities
the securities only          |  that are senior in right of payment to other
if accompanied by a          |  classes. Classes of securities may be entitled
prospectus supplement.       |  to receive distributions of principal, interest
                             |  or both prior to other classes or before or
                             |  after specified events.
-----------------------------
                                o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

                                Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

o        private label mortgage-backed or asset-backed securities.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 7, 2006

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o information concerning other trust fund assets, including any reserve fund;

o        the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC tax elections for some or all of the trust fund assets; and

o        particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................      No market  will  exist for the
                                            securities before they are issued.In
                                            addition, we cannot give you any
                                            assurance that a resale market will
                                            develop following the issuance and
                                            sale of any series of the
                                            securities. Even if a resale market
                                            does develop, you may not be able
                                            to sell your securities when you
                                            wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................      The  securities of each series will
                                            be payable solely from the assets of
                                            the related trust fund, including
                                            any applicable credit enhancement,
                                            and will not have a claim against
                                            the assets of any other trust. In
                                            the case of securities that are in
                                            the form of notes, the related
                                            indenture will require that
                                            noteholders proceed only against
                                            the assets of the related trust
                                            fund. We cannot give you any
                                            assurance that the market value of
                                            the assets in any trust fund will
                                            be equal to or greater than the
                                            total principal amount of the
                                            related securities then
                                            outstanding, plus accrued interest.
                                            Moreover, if the assets of a trust
                                            fund are ever sold, the sale
                                            proceeds will be applied first to
                                            reimburse any related trustee,
                                            servicer and credit enhancement
                                            provider for their unpaid fees and
                                            expenses before any remaining
                                            amounts are distributed to
                                            securityholders.

                                            In addition, at the times specified
                                            in the related prospectus
                                            supplement, assets of the trust fund
                                            and the related security accounts
                                            may bereleased to the depositor, the
                                            servicer, the credit enhancement
                                            provider or other persons, if

                                              o  all payments then due onthe
                                                 related securities have been
                                                 made, and

                                              o  any other payments specified in
                                                 the related prospectus
                                                 supplement have been made.

                                            Once  released,  such assets will
                                            no longer be available to make
                                            payments to securityholders.

                                            You will have no recourse against
                                            the depositor or any other person if
                                            any required distribution on the
                                            securities is not made or for any
                                            other default. The only obligations
                                            of the depositor with respect to a
                                            trust fund or the related
                                            securities would result from a
                                            breach of the representations and
                                            warranties that the depositor may
                                            make concerning the trust assets.
                                            However, because of the depositor's
                                            very limited assets, even if the
                                            depositor should be required to
                                            repurchase a loan from a particular
                                            trust fund because of the breach of
                                            a representation or warranty, its
                                            sole source of funds for the
                                            repurchase would be:

                                              o  funds obtained from enforcing
                                                 any similar obligation of the
                                                 originator of the loan, or

                                              o  monies  from  any reserve
                                                 fund established to pay for
                                                 loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS......................      Although  credit   enhancement  is
                                            intended to reduce the effect of
                                            delinquent payments or loan losses
                                            on particular classes of securities,
                                            the amount of any credit
                                            enhancement is subject to the
                                            limits described in the related
                                            prospectus supplement. In addition,
                                            the amount of credit enhancement
                                            may decline or be depleted before
                                            the related securities are paid in
                                            full. As a result, securityholders
                                            may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR SECURITIES....  You may be unable to reinvest the principal payments on your
                                            securities at a rate of return
                                            equal to the rate on your
                                            securities. The timing of principal
                                            payments on the securities of a
                                            series will be affected by a number
                                            of factors, including the
                                            following:

                                              o  the extent of prepayments on
                                                 the underlying loans in the
                                                 trust fund or, if the trust
                                                 fund containsunderlying
                                                 securities, on the loans
                                                 backing the underlying
                                                 securities;

                                              o  how payments of principal are
                                                 allocated  among the classes
                                                 of securities of that  series
                                                 as specified in the  related
                                                 prospectus supplement;

                                              o  if any party has an option to
                                                 terminate the related trust
                                                 early, the effect of the
                                                 exercise of the option;

                                              o  the rate and timing of defaults
                                                 and losses on the assets in
                                                 the related trust fund;

                                              o  repurchases of assets in
                                                 the related trust fund as a
                                                 result of material breaches
                                                 of representations and
                                                 warranties made by the
                                                 depositor, the sponsor or
                                                 any other seller; and

                                              o  in the case of a trust fund
                                                 that contains revolving
                                                 credit line loans, any
                                                 provisions for
                                                 non-amortization, early
                                                 amortization or scheduled
                                                 amortization periods
                                                 described in the related
                                                 prospectus supplement.

                                            All the above factors may affect the
                                            yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................      Interest  payable on the securities
                                            on any given distribution date will
                                            include all interest accrued during
                                            the related interest accrual
                                            period. Each prospectus supplement
                                            will specify the interest accrual
                                            period for the related securities.
                                            If interest accrues during the
                                            calendar month before the related
                                            distribution date, your effective
                                            yield will be less than it would be
                                            if the interest accrual period
                                            ended the day before the
                                            distribution date. As a result,
                                            your effective yield at par may be
                                            less than the indicated coupon
                                            rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............
                                            Certain underlying loans may not be
                                            fully amortizing over their terms to
                                            maturity and may require a
                                            substantial principal payment (a
                                            "balloon" payment) at their stated
                                            maturity. Loans of this type involve
                                            greater risk than fully amortizing
                                            loans since the borrower generally
                                            must be able to refinance the loan
                                            or sell the related property prior
                                            to the loan's maturity date. The
                                            borrower's ability to do so will
                                            depend on such factors as the level
                                            of available mortgage rates at the
                                            time of sale or refinancing, the
                                            relative strength of the local
                                            housing market, the borrower's
                                            equity in the property, the
                                            borrower's general financial
                                            condition and tax laws.

ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS.................................      A trust fund may include adjustable
                                            rate or interest-only loans that
                                            were underwritten on the assumption
                                            that the borrowers would be able to
                                            make higher monthly payments in a
                                            relatively short period of time. In
                                            fact, however, the borrowers' income
                                            may not be sufficient to meet their
                                            loan payments as payment amounts
                                            increase, thus increasing the risk
                                            of default.
JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........      If the mortgage or home equity loans
                                            in a trust fund are primarily in a
                                            junior lien position, any proceeds
                                            from liquidations, insurance
                                            recoveries or condemnations must be
                                            used first to satisfy the claims of
                                            the related senior lien loans (and
                                            related foreclosure expenses) before
                                            being available to satisfy the
                                            junior lien loans. In addition, a
                                            junior mortgage lender may only
                                            foreclose subject to the related
                                            senior mortgage. As a result, the
                                            junior mortgage lender must either
                                            pay the related senior mortgage
                                            lender in full, at or before the
                                            foreclosure sale, or agree to make
                                            the regular payments on the senior
                                            mortgage. The trust will not have a
                                            source of funds to satisfy any
                                            senior mortgages or to continue
                                            making payments on them. As a
                                            result, the trust's ability, as a
                                            practical matter, to foreclose on
                                            any junior mortgage loan will be
                                            quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS........................      The following factors, among others,
                                            could adversely affect property
                                            values in such a way that the
                                            outstanding balance of the related
                                            loans, together with any senior
                                            financing on the same properties,
                                            would equal or exceed those values:

                                              o  an overall decline in the
                                                 residential real estate markets
                                                 where the properties are
                                                 located;

                                              o  failure of borrowers to
                                                 maintain  their  properties
                                                 adequately; and

                                              o  natural disasters that may not
                                                 be covered by hazard insurance,
                                                 such as earthquakes and floods.

                                            If property values decline, actual
                                            rates of delinquencies, foreclosures
                                            and losses on the underlying loans
                                            could be higher than those currently
                                            experienced by the mortgage lending
                                            industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................      The  mortgaged  properties  in the
                                            trust fund may not be owner
                                            occupied. Rates of delinquencies,
                                            foreclosures and losses on mortgage
                                            loans secured by non-owner occupied
                                            properties may be higher than those
                                            on mortgage loans secured by the
                                            borrower's primary residence.

HOME IMPROVEMENT CONTRACTS AND
OTHER LOANS MAY NOT HAVE SUFFICIENT
SECURITIES............................      A trust fund may include home
                                            improvement contracts that are not
                                            secured by an interest in real
                                            estate or otherwise. A trust fund
                                            may also include mortgage or home
                                            equity loans with original
                                            loan-to-value ratios (or combined
                                            loan-to-value ratios in the case of
                                            junior loans) greater than 100%. In
                                            these cases, the trust fund could be
                                            treated as a general unsecured
                                            creditor for the unsecured portion
                                            of these loans.

                                            If a loan of this type goes into
                                            default, the trust fund will have
                                            recourse only against the
                                            borrower's assets generally for the
                                            unsecured portion of the loan,
                                            along with the borrower's other
                                            general unsecured creditors. In a
                                            bankruptcy proceeding, the
                                            unsecured portion of the loan may
                                            be discharged, even if the value of
                                            the borrower's assets available to
                                            the trust fund would be
                                            insufficient to pay the remaining
                                            amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
STAMPED.................................    The depositor will ensure that a
                                            UCC-1 financing statement is filed
                                            that identifies as collateral the
                                            home improvement contracts included
                                            in a trust fund. However, typically
                                            the home improvement contracts
                                            themselves will not be stamped or
                                            marked to reflect their assignment
                                            to the trust fund. Thus, if as a
                                            result of negligence, fraud or
                                            otherwise, a subsequent purchaser
                                            were able to take physical
                                            possession of the contracts without
                                            notice of the assignment to the
                                            trust fund, the interests of the
                                            related securityholders in those
                                            contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES......................    The related prospectus supplement
                                            may provide that the depositor or
                                            sponsor will deposit a specified
                                            amount in a pre-funding account on
                                            the date the securities are issued.
                                            In this case, the deposited funds
                                            may be used only to acquire
                                            additional assets for the trust
                                            during a specified period after the
                                            initial issuance of the securities.
                                            Any amounts remaining in the account
                                            at the end of that period will be
                                            distributed as a prepayment of
                                            principal to the holders of the
                                            related securities. The resulting
                                            prepayment could adversely affect
                                            the yield to maturity on those
                                            securities.
BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS......      The federal bankruptcy code and
                                            state debtor relief laws may
                                            adversely affect the ability of the
                                            trust fund, as a secured lender, to
                                            realize upon its security. For
                                            example, in a federal bankruptcy
                                            proceeding, a lender may not
                                            foreclose on mortgaged property
                                            without the bankruptcy court's
                                            permission. Similarly, the debtor
                                            may propose a rehabilitation plan,
                                            in the case of mortgaged property
                                            that is not his principal residence,
                                            that would reduce the amount of the
                                            lender's secured indebtedness to the
                                            value of the property as of the
                                            commencement of the bankruptcy. As a
                                            result, the lender would be treated
                                            as a general unsecured creditor for
                                            the reduced amount, the amount of
                                            the monthly payments due on the loan
                                            could be reduced, and the interest
                                            rate and loan payment schedule could
                                            be changed.

                                            Any such actions could result in
                                            delays in receiving payments on the
                                            loans underlying the securities and
                                            result in the reduction of total
                                            payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..............      Federal, state and local laws and
                                            regulations impose a wide range of
                                            requirements on activities that may
                                            affect the environment, health and
                                            safety. In certain circumstances,
                                            these laws and regulations impose
                                            obligations on owners or operators
                                            of residential properties such as
                                            those that secure the loans. Failure
                                            to comply with these laws and
                                            regulations can result in fines and
                                            penalties that could be assessed
                                            against the trust fund as owner of
                                            the related property.

                                            In some states, a lien on the
                                            property due to contamination has
                                            priority over the lien of an
                                            existing mortgage. Further, a
                                            mortgage lender may be held liable
                                            as an "owner" or "operator" for
                                            costs associated with the release
                                            of petroleum from an underground
                                            storage tank under certain
                                            circumstances. If the trust fund is
                                            considered the owner or operator of
                                            a property, it will suffer losses
                                            as a result of any liability
                                            imposed for environmental hazards
                                            on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....      The  loans and  contracts  in each
                                            trust fund also may be subject to
                                            federal laws relating to loan
                                            origination and underwriting. These
                                            laws

                                              o  require certain disclosures to
                                                 the borrowers regarding the
                                                 terms of the loans;

                                              o  prohibit discrimination on
                                                 the basis of age, race,
                                                 color, sex, religion,
                                                 marital status, national
                                                 origin, receipt of public
                                                 assistance or the exercise
                                                 of any right under the
                                                 consumer credit protection
                                                 act, in the extension of
                                                 credit;

                                              o  regulate the use and reporting
                                                 of information related to the
                                                 borrower's credit experience;
                                                 and

                                              o  require additional
                                                 application disclosures,
                                                 limit changes that may be
                                                 made to the loan documents
                                                 without the borrower's
                                                 consent and restrict a
                                                 lender's ability to declare
                                                 a default or to suspend or
                                                 reduce a borrower's credit
                                                 limit to certain enumerated
                                                 events.

                                            Loans may also be subject to
                                            federal, state or local laws that
                                            impose additional disclosure
                                            requirements and other restrictions
                                            on creditors with respect to
                                            mortgage loans with high interest
                                            rates or high up-front fees and
                                            charges. These laws can impose
                                            specific liabilities upon creditors
                                            that fail to comply and may affect
                                            the enforceability of the related
                                            loans. In addition, the trust fund,
                                            as assignee of the creditor, would
                                            generally be subject to all claims
                                            and defenses that the borrower could
                                            assert against the creditor,
                                            including the right to rescind the
                                            loan.

                                            Home improvement contracts may be
                                            subject to federal or state laws
                                            that protect the borrower from
                                            defective or incomplete work by a
                                            contractor. These laws permit the
                                            borrower to withhold payment if the
                                            work does not meet the
                                            quality and durability standards
                                            agreed to between the borrower and
                                            the contractor. These laws have the
                                            effect of subjecting the trust
                                            fund, as assignee of the creditor,
                                            to all claims and defenses which
                                            the borrower in a sale transaction
                                            could assert against the seller of
                                            defective goods.

                                            If certain provisions of these laws
                                            are violated, the servicer may be
                                            unable to collect all or part of the
                                            principal or interest on the loans.
                                            The trust fund also could be subject
                                            to damages and administrative
                                            enforcement.
SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK.......................      If you invest in any class of
                                            subordinate securities, your rights
                                            as an investor to receive payments
                                            otherwise due you will be
                                            subordinate to the rights of the
                                            servicer and the holders of the
                                            related senior securities. As a
                                            result, before investing in any
                                            subordinate securities, you must be
                                            prepared to bear the risk that
                                            payments on your securities may be
                                            delayed and that you might not
                                            recover all of your initial
                                            investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS......................      As described under "Credit
                                            Enhancement--Financial Instruments"
                                            in this prospectus, a trust fund may
                                            include financial instruments to
                                            protect against certain risks or to
                                            provide certain cash flow
                                            characteristics for particular
                                            classes of the securities of a
                                            series. If you invest in one of
                                            these classes and the issuing entity
                                            of the financial instruments fails
                                            to perform its obligations, the
                                            yield to maturity, market price and
                                            liquidity of your securities could
                                            be materially adversely affected. In
                                            addition, if the issuing entity of
                                            the related financial instruments
                                            experiences a credit rating
                                            downgrade, the market price and
                                            liquidity of your securities could
                                            be reduced. Finally, if the
                                            financial instruments are intended
                                            to provide an approximate or partial
                                            hedge for certain risks or cashflow
                                            characteristics, the yield to
                                            maturity, market price and liquidity
                                            of your securities could be
                                            adversely affected to the extent
                                            that the financial instrument does
                                            not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK....................      If you invest in any class of
                                            securities that represent the
                                            "residual interest" in a real estate
                                             mortgage investment conduit
                                            (REMIC), you will be required to
                                            report as ordinary
                                            income your pro rata share of the
                                            REMIC's taxable income, whether or
                                            not you actually received any cash.
                                            Thus, as the holder of a REMIC
                                            residual interest security, you
                                            could have taxable income and tax
                                            liabilities in a year that are in
                                            excess of your ability to deduct
                                            servicing fees and any other REMIC
                                            expenses. In addition, because of
                                            their special tax treatment, your
                                            after-tax yield on a REMIC residual
                                            interest security may be
                                            significantly less than that of a
                                            corporate bond with similar
                                            cash-flow characteristics and
                                            pre-tax yield. Transfers of REMIC
                                            residual interest securities are
                                            also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS........      LIMIT ON LIQUIDITY OF SECURITIES.
                                            Securities issued in book-entry form
                                            may have only limited liquidity in
                                            the resale market, since investors
                                            may be unwilling to purchase
                                            securities for which they cannot
                                            obtain physical instruments.

                                            LIMIT ON ABILITY TO TRANSFER OR
                                            PLEDGE. Transactions in book-entry
                                            securities can be effected only
                                            through The Depository Trust Company
                                            (DTC), its participating
                                            organizations, its indirect
                                            participants and certain banks. As a
                                            result, your ability to transfer or
                                            pledge securities issued in
                                            book-entry form may be limited.

                                            DELAYS IN DISTRIBUTIONS. You may
                                            experience some delay in the receipt
                                            of distributions on book-entry
                                            securities since the distributions
                                            will be forwarded by the trustee to
                                            DTC for DTC to credit to the
                                            accounts of its participants. In
                                            turn, these participants will credit
                                            the distributions to your account
                                            either directly or indirectly
                                            through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................      Any class of securities issued under
                                            this prospectus and the accompanying
                                            prospectus supplement will be rated
                                            in one of the four highest rating
                                            categories of a nationally
                                            recognized rating agency. A rating
                                            is based on the adequacy of the
                                            value of the trust fund assets and
                                            any credit enhancement for that
                                            class and reflects the rating
                                            agency's assessment of the
                                            likelihood that holders of the class
                                            of securities will receive the
                                            payments to which they are entitled.
                                            A rating is not an assessment of the
                                            likelihood that principal
                                            prepayments on the underlying loans
                                            will be made, the degree to which
                                            the rate of prepayments might differ
                                            from that originally
                                            anticipated or the likelihood of an
                                            early termination of the securities.
                                            You should not view a rating as a
                                            recommendation to purchase, hold or
                                            sell securities because it does not
                                            address the market price or
                                            suitability of the securities for
                                            any particular investor.

                                            There is no assurance that any
                                            rating will remain in effect for
                                            any given period or that the rating
                                            agency will not lower or withdraw
                                            the rating in the future. The rating
                                            agency could lower or withdraw its
                                            rating due to:

                                              o  any decrease in the
                                                 adequacy of the value of
                                                 the trust fund assets or
                                                 any related credit
                                                 enhancement, or

                                              o  an adverse  change in the
                                                 financial or other condition of
                                                 a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed                       A class of securities designated
                                         to receive principal payments
                                         primarily from the interest
                                         that accrues on specified Accrual
                                         Classes.

Accrual                                  A  class  of  securities   where  the
                                         accrued  interest otherwise  payable
                                         to such  certificates is allocated to
                                         specified classes of certificates as
                                         principal  payments in reduction  of
                                         their  certificate  principal  balance.
                                         The certificate  principal  balance of
                                         the Accrual Class will be increased
                                         to the extent such  accrued  interest
                                         is so allocated.

Companion                                A class that receives principal
                                         payments on any distribution date
                                         only if scheduled
                                         payments have been made on specified
                                         planned principal classes, targeted
                                         principal classes or scheduled
                                         principal classes.

Component                                A class consisting of "components."
                                         The components of a class of component
                                         securities may have different principal
                                         and/or interest payment
                                         characteristics but together constitute
                                         a single class.  Each component of a
                                         class of component securities may be
                                         identified as falling into one or
                                         more of the categories in this
                                         list.

Fixed Rate                               A class with an interest rate
                                         that is fixed throughout the life
                                         of the class.

Floating Rate                            A class that receives interest
                                         payments based on an interest rate
                                         that fluctuates each payment period
                                         based on a designated index
                                         plus a specified margin.

Interest Only or IO A                    class of securities with no
                                         principal balance and which
                                         is not entitled to principal payments.
                                         Interest usually accrues based on a
                                         specified notional amount.

Inverse Floating Rate                    A class of securities where the
                                         pass-through rate adjusts based
                                         on the excess between a specified
                                         rate and LIBOR or another index.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                          A  class  that  accretes  a  portion
                                         of the  amount of accrued interest
                                         thereon,  which amount will be added to
                                         the principal  balance of such class
                                         on each  applicable distribution  date,
                                         with the  remainder of such accrued
                                         interest  to be  distributed  currently
                                         as  interest on such  class.   Such
                                         accretion  may  continue  until  a
                                         specified  event  has  occurred  or
                                         until  such  Partial Accrual class is
                                         retired.

Principal Only                           A class of securities which is
                                         not entitled to interest payments.

Planned Amortization Class or PAC        A class of securities  with a
                                         principal  balance that is reduced
                                         based  on a  schedule  of  principal
                                         balances, assuming  a  certain  range
                                         of  prepayment  rates on the
                                         underlying assets.

Scheduled Principal                      A class that is designed to receive
                                         principal  payments using a
                                         predetermined  principal balance
                                         schedule but is not designated as a
                                         Planned  Principal Class or Targeted
                                         Principal  Class. In many cases, the
                                         schedule is derived by  assuming  two
                                         constant  prepayment  rates  for  the
                                         underlying  assets.  These two  rates
                                         are the  endpoints for the
                                         "structuring  range" for the scheduled
                                         principal class.

Senior Support                           A class that absorbs the
                                         realized losses other than excess
                                         losses that would otherwise be
                                         allocated to a Super Senior Class
                                         after the related classes of
                                         subordinated securities are no
                                         longer outstanding.

Sequential Pay                           Classes that receive principal
                                         payments in a prescribed sequence,
                                         that  do  not  have  predetermined
                                         principal balance  schedules  and
                                         that  under  all  circumstances
                                         receive  payments  of  principal
                                         continuously  from the first
                                         distribution date on which they
                                         receive principal until they are
                                         retired.  A single  class that
                                         receives principal  payments before or
                                         after all other classes in
                                         the same series of  securities  may be
                                         identified  as a sequential pay class.

Super Senior                             A class that will not bear its
                                         proportionate share of realized losses
                                         (other than excess losses) as its
                                         share is directed to another class,
                                         referred to as the "support class"
                                         until the class principal balance
                                         of the support class is reduced to
                                         zero.

Target Amortization or TAC               A class of securities with a
                                         principal balance that is
                                         reduced based on a scheduled
                                         of principal balances, assuming
                                         a certain targeted rate of
                                         prepayments on the related collateral.

Variable Rate                            A class with an interest rate
                                         that resets periodically and is
                                         calculated by reference to the
                                         rate or rates of interest applicable
                                         to
                                        specified assets or instruments (e.g.,
                                        the Loan Rates borne by the underlying
                                        loans).

         A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

o amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

o        Residential Loans,

o        Home Equity Loans,

o        Home Improvement Contracts,

o        Manufactured Housing Contracts,

o        Agency Securities, and

o        Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

         As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

EXCHANGEABLE SECURITIES

         GENERAL

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

o        the primary assets of the trust fund;

o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o        to issue the related securities,

o        to make payments and distributions on the securities, and

o        to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

         GENERAL. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

o        Interest may be payable at

         -        a fixed rate,

         - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

         - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

         -        a rate that otherwise varies from time to time, or

         - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

o        Principal may be

         - payable on a level debt service basis to fully amortize the loan over its term,

         - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

         -        nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

o        Monthly payments of principal and interest may

         -        be fixed for the life of the loan,

         -        increase over a specified period of time or

         -        change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         HOME EQUITY LOANS. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

o        A borrower may fail to make the required periodic payment.

o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         HOME IMPROVEMENT CONTRACTS. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         MANUFACTURED HOUSING CONTRACTS. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         ADDITIONAL INFORMATION. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

o        the aggregate unpaid principal balance of the loans;

o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

o        the range and average principal balance of the loans;

o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

o the geographic distribution of any mortgaged properties securing the loans;

o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

o        the lien priority of the loans;

o        the delinquency status and year of origination of the loans;

o whether the loans are closed-end loans and/or revolving credit line loans; and

o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

PRIVATE LABEL SECURITIES

         GENERAL. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

                The Private Label Securities will previously have been

o offered and distributed to the public pursuant to an effective registration statement, or

o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

o a financial institution or other entity engaged generally in the business of lending,

o a public agency or instrumentality of a state, local or federal government, or

o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         ADDITIONAL INFORMATION. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

o        the maximum original term to stated maturity of the Private Label
         Securities,

o        the weighted average term to stated maturity of the Private Label
         Securities,

o the pass-through or certificate rate or range of rates of the Private Label Securities,

o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the underlying loans,

o the minimum and maximum stated maturities of the underlying loans at origination,

o        the lien priority of the underlying loans, and

o the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

AGENCY SECURITIES

         GINNIE MAE. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie
Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

o        fixed-rate level installment conventional mortgage loans,

o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

o        adjustable rate conventional mortgage loans, or

o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

         OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

o all amounts received with respect to the primary assets of the related trust fund, and

o        income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. The trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

o        the sum of

         o the amount of interest accrued on the securities of the series, and

         o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

o maintaining timely payments or providing additional protection against losses on the trust fund assets;

o        paying administrative expenses; or

o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVERCOLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         POOL INSURANCE POLICY. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

o        the cost of repair or replacement of the property, and

o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

o to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

o waive any asumption fee, late payment charge, or other charge in connection with a loan, and

o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer, the depositor, the trustee, the sponsor or any additional seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

o all payments in respect of principal, including prepayments, on the primary assets;

o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

o        all Insurance Proceeds;

o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

o all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

o to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Coverage will be in an amount at least equal to the greater of

o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

o        the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard



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

hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an



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assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property. This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

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

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

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

         The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

o        services similar loans in the ordinary course of its business;

o        is reasonably satisfactory to the trustee;

o has a net worth of not less than the amount specified in the prospectus supplement;

o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any
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incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

         ASSIGNMENT OF MORTGAGE LOANS. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

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

         ASSIGNMENT OF HOME IMPROVEMENT CONTRACTS. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         ASSIGNMENT OF MANUFACTURED HOUSING CONTRACTS. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts."

         LOAN SCHEDULE. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

o        the original principal amount,

o        its unpaid principal balance as of the cut-off date,

o        the current interest rate,

o        the current scheduled payment of principal and interest,

o        the maturity date, if any, of the related note, and

o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

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         ASSIGNMENT OF AGENCY AND PRIVATE LABEL SECURITIES. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

o        the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

o there has been no other sale of the Agency or Private Label Securities, and

o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

         REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

o        the LESSER of

         o        the principal balance of the primary asset, and

         o the trust fund's federal income tax basis in the primary asset;

plus

o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

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

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

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

         The sponsor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, to the extent applicable to any series, among other things:

o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

o        the total cash flows received and the general sources thereof;

o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

o the amount of interest distributed to holders of the related securities (and any shortfalls or carry-forwards) and the current interest on the securities;

o the amount, if any, of excess cashflow or excess spread and the application of such excess cashflow;

o        interest rates, as applicable, to the pool assets and securities;

o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

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

o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

o the amount of any delinquencies with respect to payments on the related primary assets;

o number and amount of pool assets, together with updated pool composition information;

o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

o material breaches of pool asset representation or warranties or transaction covenants;

o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

o        the book value of any REO property acquired by the related trust fund;
         and

o        other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee will furnish to each holder of record at any time during the calendar year:

o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

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

o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

         Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Holders".

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee's or the securities administrator's website referenced under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Loans -- Evidence as to Compliance."

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. "Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

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

o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

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         INDENTURE. "Events of default" under the indenture for each series of notes include, but are not limited to:

o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

o any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

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

o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in

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

which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

         On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the

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

master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000,
(ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any

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

subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

         The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

         The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would

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

employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

o if the trustee ceases to be eligible to continue as such under the related agreement, or

o        if the trustee becomes insolvent, or

o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

o        to cure any ambiguity,

o to correct any defective provisions or to correct or supplement any provision in the agreement,

o to add to the duties of the depositor, the applicable trustee or the servicer,

o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

o        to comply with any requirements imposed by the Code.

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

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

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

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

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MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the

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

borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the


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borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

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         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION AGENCY, 15 F.3d 1100 (D.C. Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED SUB NOM. AM. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

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         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

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         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

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         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect


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to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

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         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         GENERAL

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

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         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If


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so specified in the related prospectus supplement, the Manufactured
Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any


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contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

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CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A,


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

jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor's securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans


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will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

o        to purchase the primary assets of the related trust fund,

o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

o to establish any reserve funds described in the related prospectus supplement, and

o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective


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

investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether:

o        the securities of a series are classified as indebtedness;

o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

o To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we


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

mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

         Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the DE MINIMIS rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

o        the interest is unconditionally payable at least annually,

o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

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

         The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

o        sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

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

o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

o        events that have occurred before the end of the accrual period and

o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor

Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

         VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

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

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or


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acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions


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otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

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

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o subject to a limited exception, the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o the receipt of any fees or other compensation for services rendered by the REMIC.

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

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

         LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any


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disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

         DISTRIBUTIONS. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         SALE OR EXCHANGE. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

         EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

o FIRST, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

o SECOND, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

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o        THIRD, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a)      the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual interest; and

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

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b)      the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         MARK-TO-MARKET RULES. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

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

INDUCEMENT FEES

         Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

         (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

TAX STATUS AS A GRANTOR TRUST

         GENERAL. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --MARKET DISCOUNT" and "--PREMIUM" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at


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a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted


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as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

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o        "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the EXCESS, if any, of:

o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

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

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

o fails to furnish the applicable trustee with its taxpayer identification number;

o furnishes the applicable trustee with an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

         Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

TAX STATUS

         The exchangeable securities will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held

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

directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

         An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

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

         If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

         An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

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

TAX TREATMENT OF FOREIGN INVESTORS

         A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading " --Tax Treatment of Foreign Investors."

BACKUP WITHHOLDING

         A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading "--Miscellaneous Tax Aspects--Backup Withholding."

REPORTING AND ADMINISTRATIVE MATTERS

         Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

o the recipient is a controlled foreign corporation to which the issuing entity is a related person.

         For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the sponsor is a "related person" within the meaning of the Code; and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         PARTNERSHIP TAXATION. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

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

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

o        the name, address and taxpayer identification number of the nominee;
         and

o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the United States federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that


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

are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the sponsor, any other seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser is encouraged to consult with counsel before purchasing a note using the assets of any Plan if the sponsor, any other seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

o has investment or administrative discretion with respect to such Plan assets;

o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

o        is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. There is no assurance that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.


         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

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

         The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, the sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held only be "qualified plan investors."

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through
(d) of this paragraph.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-


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house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

         In the event that securities which are certificates, but not notes, do not meet the requirements of the underwriter exemption solely because they are subordinate certificates or fail to meet minimum rating requirements under the exemption, certain plans may be eligible to


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

purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the underwriter exemption.

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The underwriter exemption also requires that the trust fund meet the following requirements:


o the trust fund must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories in one of the exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and

o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

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

o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

         2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

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

o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

o        The related prospectus or prospectus supplement must describe:

         1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         2.   the duration of the period of pre-funding;

         3. the percentage and/or dollar amount of the funding limit for the trust; and

         4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary is encouraged to



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

determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

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

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Holders" and "Servicing of Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to:
Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

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

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

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                                GLOSSARY OF TERMS

         AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         ASSET VALUE. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

o        the then outstanding principal balance of the primary assets.

         ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         ASSUMPTION FEE. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         PARITY ACT.  The Alternative Mortgage Transaction Parity Act of 1982.

         PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. PERSON: Any of the following:

o        a citizen or resident of the United States;

o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

===============================================================================


                                  $202,795,000
                                  (APPROXIMATE)




                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-2
                                 ISSUING ENTITY




                    ASSET-BACKED CERTIFICATES, SERIES 2006-2



                            EMC MORTGAGE CORPORATION
                                     SPONSOR


                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR


                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR




                            BEAR, STEARNS & CO. INC.


      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
          REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
         PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
                             DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THE SERIES 2006-2 ASSET-BACKED CERTIFICATES IN ANY
                    STATE WHERE THE OFFER IS NOT PERMITTED.

   DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES 2006-2 ASSET-BACKED CERTIFICATES AND WITH RESPECT
 TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
              THE SERIES 2006-2 ASSET-BACKED CERTIFICATES WILL BE
                        REQUIRED TO DELIVER A PROSPECTUS
                        SUPPLEMENT AND PROSPECTUS FOR 90
                          DAYS AFTER THE DATE OF THIS
                             PROSPECTUS SUPPLEMENT.



                                  JULY 6, 2006

===============================================================================